Table of Contents

Post-Qualification Offering Circular Amendment No. 1

File No. 024-12783

OFFERING CIRCULAR

UNLOCKD, Inc.

(formerly BitFrontier Capital Holdings, Inc.)

Up to 2,000,000,000 Shares of Common Stock Offered by the Company

Up to 350,000,000 Shares of Common Stock Offered by the Selling Shareholders

This Post-Qualification Offering Circular Amendment No. 1 amends the Offering Circular of UNLOCKD, Inc., formerly BitFrontier Capital Holdings, Inc., a Wyoming corporation, dated July 24, 2026, as supplemented July 24, 2026, as qualified on July 23, 2026, and as may be amended and supplemented from time to time, to: (1) revise upward the number of shares of our common stock, $0.0001 par value per share, to be offered by the Company to 2,000,000,000 shares (the “Company Offered Shares”); and (2) revise the offering price of the Company Offered Shares and the 350,000,000 shares of our common stock to be offered by certain persons (the “Selling Shareholders”) to $[0.0001-0.0003].

Company Offered Shares. By this Offering Circular, UNLOCKD, Inc., formerly BitFrontier Capital Holdings, Inc., is offering for sale a maximum of 2,000,000,000 shares of its common stock (the Company Offered Shares) at a fixed price of $[0.0001-0.0003] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $2,000 of the Company Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Company Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Company Offered Shares will not be entitled to a refund and could lose their entire investments.

Selling Shareholder Offered Shares. Also by this Offering Circular, certain persons (the Selling Shareholders) are offering for sale up to a total of 350,000,000 shares of our common stock, all of which shares underlie $231,500 of principal amount convertible notes, plus accrued interest thereon (the “Subject Convertible Notes”) (the shares of our common stock issuable upon conversion of the Subject Convertible Notes are referred to sometimes as the “Conversion Shares”). The Conversion Shares are sometimes referred to as the “Selling Shareholder Offered Shares” and the Company Offered Shares and the Selling Shareholder Offered Shares are sometimes referred to collectively as the “Offered Shares”. The Selling Shareholder Offered Shares will be offered at a fixed price of $[0.0001-0.0003] per share.

Following each issuance of Conversion Shares, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Notes, including accrued interest thereon, will be disclosed.

We will not receive any of the proceeds from the sale of the Selling Shareholder Offered Shares in this offering. A minimum purchase of $2,000 of the Selling Shareholder Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. We will pay all of the expenses of this offering (other than discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering, if any). Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholders”).

Risk Factors. Please see the “Risk Factors” section, beginning on page 5, for a discussion of the risks associated with a purchase of the Offered Shares.

Offering Terms. This offering will commence within two days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. We are unable to predict the precise timing of our initial sale of Company Offered Shares, as this offering is being conducted by us on a best-efforts basis. Inasmuch as there is no stated minimum offering, notwithstanding the minimum purchase requirement of $5,000 of the Offered Shares, we will not hold “closings,” per se, on a scheduled basis; rather, we expect that we will complete subscription transactions with investors as subscription agreements are received, then approved, by us. (See “Plan of Distribution”).

Title of Class of Securities Offered and Offering Party	Number of Offered Shares		Price to Public		Commissions(1)	Proceeds to Offeror of Common Stock
Common Stock Offered by Our Company	2,000,000,000	(A)	$	[0.0001-0.0003]	$-0-	$600,000	(2)
Common Stock Offered by the Selling Shareholders	350,000,000	(B)(3)(4)	$	[0.0001-0.0003]	$-0-	$105,000	(5)(6)
Totals	2,350,000,000				$-0-	$705,000

(A)	These securities are being qualified pursuant to subparagraph (F) of Rule 251(d)(3)(i).
(B)	These securities are being qualified pursuant to subparagraph (A) of Rule 251(d)(3)(i).
(1)	Our company will not pay any commissions for the sale of Company Offered Shares in this Offering. We do not intend to offer and sell the Company Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer or finder, information as to any such broker-dealer or finder shall be disclosed in a post-qualification amendment to this Offering Circular.
(2)	Does not account for payment of expenses of this offering, which are estimated to not exceed $25,000 and which include, among other expenses, legal fees, accounting costs, administrative services, Blue Sky compliance and actual out-of-pocket expenses incurred by us in selling the Company Offered Shares. We will pay all of the expenses of this offering (other than selling commissions payable with respect to the Selling Shareholder Offered Shares sold in this offering, if any), but we will not receive any of the proceeds from the sales of Selling Shareholder Offered Shares in this offering. (See “Plan of Distribution” and “Selling Shareholders”).
(3)	As of the date of this Offering Circular, none of these shares of common stock has been issued. After the qualification of this offering by the SEC, the Subject Convertible Notes, including accrued interest thereon, will, by their terms, be eligible for conversion into up to 350,000,000 Conversion Shares, at the election of the respective Selling Shareholders. Following all such Conversion Share issuances, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Notes, including interest accrued thereon, to be offered by the Selling Shareholders in this offering will be disclosed. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholders”).
(4)	This number of shares was determined by agreement with the Selling Shareholders.
(5)	This amount represents the maximum amount that the Selling Shareholders would be able to derive from the sale of all Selling Shareholder Offered Shares.
(6)	We will not receive any of the proceeds from the sale of the Selling Shareholder Offered Shares in this offering. (See “Use of Proceeds” and “Selling Shareholders”).

The terms of this offering were determined arbitrarily by our company. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Risk Factors—Risks Related to a Purchase of Offered Shares” and “Dilution”).

There is no escrow established for the proceeds from sales of the Company Offered Shares in this offering. (See “Risk Factors—Risks Related to a Purchase of Offered Shares”).

Other Information. Our common stock is quoted in the over-the-counter under the symbol “BFCH” in the OTCID market tier operated by OTC Markets Group, Inc. On July 31, 2026, the closing price of our common stock was $0.0003 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series D Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series D Preferred Stock possesses majority voting power in all matters requiring shareholder approval.

Our Chairman and Chief Science Officer, Jordan P. Balencic, D.O., as the owner of 100% of the outstanding shares of the Series D Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution-State Law Exemption” and “Offerings to Qualified Purchasers-Investor Suitability Standards” (page 21). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Post-Qualification Offering Circular Amendment No. 1 is August 3, 2026.

FOR FLORIDA RESIDENTS:

PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA STATUTES, FLORIDA INVESTORS HAVE A THREE-DAY RIGHT OF RESCISSION. IF A FLORIDA INVESTOR HAS EXECUTED A SUBSCRIPTION AGREEMENT AND TENDERED THE CONSIDERATION FOR THE PURCHASE, HE MAY ELECT, WITHIN THREE BUSINESS DAYS AFTER SIGNING THE SUBSCRIPTION AGREEMENT OR BEING FIRST NOTIFIED OF THIS RIGHT, WHICHEVER IS LATER, TO WITHDRAW FROM THE SUBSCRIPTION AGREEMENT AND RECEIVE A FULL REFUND AND RETURN (WITHOUT INTEREST) OF ANY MONEY PAID BY HIM. A FLORIDA INVESTOR’S WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH SUCH WITHDRAWAL, A FLORIDA INVESTOR NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS MEMORANDUM INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IF A FLORIDA INVESTOR SENDS A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO AN OFFICER OF THE COMPANY TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME AND DATE WHEN IT IS MAILED. SHOULD A FLORIDA INVESTOR MAKE THIS REQUEST ORALLY, HE SHOULD ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED. THE FOREGOING IS INTENDED TO CONSTITUTE THE NOTICE REQUIRED UNDER THE FLORIDA STATUTES. ACCORDINGLY, EACH PURCHASER WILL HAVE THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO VOID HIS PURCHASE OF THESE SECURITIES.

_______________________________________________________________

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

1

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to UNLOCKD, Inc., formerly BitFrontier Capital Holdings, Inc., a Wyoming corporation, including its subsidiaries.

History

Our company was incorporated as Purio, Inc. in the State of Nevada on June 3, 2005. In August 2010, the Company was redomiciled in the State of Wyoming. Effective December 13, 2017, the Company entered into an agreement and plan of merger with BitFrontier Capital Investments, Inc., a private Wyoming corporation, and the shareholders of BitFrontier Capital Investments, Inc., which, by the merger transaction, became a wholly owned subsidiary of the Company. On December 20, 2017, the Company changed its corporate name to “BitFrontier Capital Holdings, Inc.” On September 29, 2025, the Company changed its corporate name to “UNLOCKD, Inc.”

Recent Change in Control

On July 21, 2025, the Company underwent a change of control. On such date, Jordan P. Balencic, D.O. acquired all outstanding shares of the Company’s Series D Preferred Stock, which possess voting control of the Company, from the Company’s former Chief Executive Officer, Andrew Gilton II, and was appointed Sole Officer and Director of the Company.

Current Business

The Company is transitioning into a diversified operating platform focused on scalable wellness-oriented consumer products, direct-to-consumer infrastructure, commercialization capabilities, strategic intellectual-property assets, and performance-focused consumer brands under the UNLOCKD platform. (See “Business”).

Offering Summary

Securities Offered	2,000,000,000 shares of common stock, par value $0.001 (the Company Offered Shares).

Offering Price	$[0.0001-0.0003] per Offered Share.

Shares Outstanding Before This Offering	2,326,241,595 shares issued and outstanding as of the date hereof.

2

Shares Outstanding After This Offering	4,676,241,595 shares issued and outstanding, assuming the sale of all of the Company Offered Shares hereunder and the issuance of all 350,000,000 Conversion Shares to the Selling Shareholders; however, this number of shares does not include the assumed issuance of a total of approximately 1,200,000,000 shares of our common stock that other underlie convertible instruments. (See “Risk Factors— Risks Related to a Purchase of the Offered Shares).

Minimum Number of Shares to Be Sold in This Offering	There is no minimum number of Company Offered Shares to be sold in this offering. A minimum purchase of $2,000 of the Offered Shares, whether Company Offered Shares or Selling Shareholder Offered Shares, is required in this offering; any additional purchase must be in an amount of at least $1,000.

Selling Shareholders	After the qualification of this offering by the SEC, up to $231,500 of the Subject Convertible Notes will, by their terms, be eligible for conversion into up to 350,000,000 Conversion Shares, at the election of their respective holders (the Selling Shareholders), at the offering price for all of the Offered Shares, $[0.0001-0.0003] per share converted. Following each issuance of Conversion Shares, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Notes will be disclosed. but we will pay all of the expenses of this offering (other than discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering, if any). Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholders”).

Disparate Voting Rights	Our outstanding shares of Series D Preferred Stock possess superior voting rights, which may preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series D Preferred Stock possesses majority voting power in all matters requiring shareholder approval.

Our Chairman and Chief Science Officer, Jordon P. Balencic, D.O., as the owner of 100% of the outstanding shares of the Series D Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “BFCH” in the OTCID market tier operated by OTC Markets Group, Inc.

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the cash proceeds of this offering for retail expansion, operational expenses, general and administrative expenses and working capital. (See “Use of Proceeds”).

3

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information	Our principal executive offices are located at 342 N Queen Street, Warehouse D, Lancaster, Pennsylvania 17603; our telephone number is 223-332-4898; our corporate website is located at www.UNLOCKDinc.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

4

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. For the three months ended March 31, 2026, we incurred a net loss of $8,039 (unaudited) and, as of March 31, 2026, we had an accumulated deficit of $5,530,097 (unaudited). For the years ended December 31, 2025 and 2024, we reported a net loss of $108,496 (unaudited) and $48,240 (unaudited), respectively, and, as of December 31, 2025, we had an accumulated deficit of $5,421,601 (unaudited).

Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our growth strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

We do not have a successful operating history. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

-	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
-	our ability to execute our business strategies;
-	our ability to manage our expansion, growth and operating expenses;
-	our ability to finance our business;
-	our ability to compete and succeed in highly a competitive industry; and
-	future geopolitical events and economic crisis.

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

5

We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our Executive Officers; the loss of these persons could disrupt our operations and adversely affect the further development of our business. Our success in establishing and implementing our wellness products business strategies will depend, primarily, on the continued service of our Executive Officers, Jordan P. Balencic, D.O. and John P. Gorst. The loss of Messrs. Balencic and Gorst, for any reason, could seriously impair our ability to execute our business strategies, which could have a materially adverse effect on our business and future results of operations. We have entered into employment agreements with each of Messrs. Balencic and Gorst. We have not purchased any key-person life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our wellness product business strategies are not based on independent market studies. We have not commissioned any independent market studies with respect to our wellness product business strategies. Rather, our implementation plans and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

In addition, the Company’s internal projections rely on assumptions about customer acquisition cost, lifetime value, conversion rates, retention, subscription penetration, retail slotting and sell-through, foodservice traction, gross margins, marketing efficiency, inventory turns, and headcount productivity, among others. Many of management’s assumptions are not independently validated, are likely to change over time, and could be materially incorrect. Even small deviations may compound across a multi-year plan to produce results materially different from the projections.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes. Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

Changes in employment laws or regulation could harm our performance. Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured. The Company's regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company's banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

6

The Company will likely incur debt. The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues. Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We will be reliant on key suppliers. We intend to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on our financial results and on your investment.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

Retail expansion requires significant up-front investment with uncertain returns. Successful entry into natural, specialty, and mass retail requires investment in slotting fees (estimated by the Company at $15,000–$50,000 per SKU per chain), in-store demos and sampling, broker relationships, trade marketing, dedicated retail packaging, EDI capabilities, and dedicated sales personnel. Retailers commonly retain the right to assess chargebacks, deductions, returns, MAP violations, and slotting recoupment, and may delist underperforming SKUs. There is no assurance that the Company’s products will achieve targeted shelf velocity, that retailer relationships will be retained, or that the Company will recover its retail investment.

The Company is dependent on a small number of contract manufacturers, fulfillment providers, and ingredient suppliers. The Company outsources manufacturing to two contract manufacturers (one in Utah, one in California) and fulfillment to a single third-party logistics provider, ShipBob, operating from two U.S. locations. A material number of the Company’s ingredients are supplied by a small set of primary vendors. Any disruption affecting any of these providers — including capacity constraints, quality failures, financial distress, labor actions, regulatory action, fire, flood, cyber incident, or termination — could materially and adversely affect the Company’s ability to manufacture, fulfill, and deliver its products. The Company may not be able to replace these providers on comparable terms within a commercially reasonable time.

International sourcing exposes the Company to tariff, geopolitical, regulatory, and currency risk. The Company sources functional mushrooms primarily from China, shilajit from Nepal and/or India, matcha from Japan, and coffee from Colombia and Ethiopia. Trade policy disputes, tariffs, export controls, customs delays, sanctions, anti-dumping investigations, geopolitical tensions, and natural disasters could increase the cost of inputs, restrict availability, or interrupt supply. Compliance with U.S. Customs and Border Protection import requirements, FDA Foreign Supplier Verification Program rules, and other regulations applicable to imported food and dietary supplement ingredients increases compliance burden and the risk of detentions, holds, or refused entry.

7

Products containing shilajit, lion’s mane, cordyceps, and other adaptogens may be subject to enhanced regulatory scrutiny. Shilajit and several mushroom species have a history of contamination concerns, including heavy metals (such as lead, arsenic, cadmium, and mercury) and microbial impurities. Even minor deviations from specifications or third-party test results inconsistent with label claims could expose the Company to FDA action, state Attorney General enforcement, recall obligations, class-action litigation under California’s Proposition 65 and similar regimes, and reputational harm. Several states have proposed or adopted contaminant-limit laws affecting dietary supplements; further regulation could increase costs or restrict the Company’s ability to market certain products.

Claims made about the Company’s products may be challenged by the FDA, FTC, or class-action plaintiffs. Marketing of functional foods and dietary supplements is constrained by the federal Food, Drug, and Cosmetic Act, the Dietary Supplement Health and Education Act, the FTC Act, and parallel state laws. Claims regarding cognitive enhancement, energy, immune support, stress reduction, focus, and similar benefits — particularly when not supported by competent and reliable scientific evidence — may be alleged to constitute unauthorized disease claims, drug claims, or deceptive advertising. The FDA, FTC, state Attorneys General, and class-action plaintiffs have been active in this area, and an enforcement action or successful private claim could result in label changes, recalls, fines, damages, or injunctions.

Customer acquisition costs may rise, reducing DTC unit economics. The Company’s growth plan depends substantially on profitable customer acquisition through paid social (Meta, TikTok, Pinterest), search advertising (Google), email and SMS, and influencer/affiliate partnerships. Customer acquisition costs in these channels have generally increased over time, and platform algorithm changes, privacy-related identifier restrictions (such as Apple’s App Tracking Transparency and similar measures), ad-account suspensions, content-policy changes, increased competition for ad inventory, and the increasing role of AI-generated content in social feeds could further reduce acquisition efficiency. If customer acquisition cost increases, lifetime value declines, or ROAS deteriorates, the Company’s unit economics and ability to scale profitably will be adversely affected.

Wellness category demand may fade or shift. The functional mushroom and adaptogen categories have grown rapidly in part because of social media trends and shifting consumer preferences. Consumer preferences in wellness are volatile and may shift away from mushroom-based products toward other functional ingredients, beverages, or formats. Negative scientific or media coverage of any of the Company’s ingredients could materially reduce demand.

Operating in a single channel today exposes the Company to platform risk. Substantially all of the Company’s sales are currently transacted through its Shopify storefront, with secondary distribution through Amazon. Disruption to the Shopify platform — including outage, account suspension, policy change, payment-processor restriction, or chargeback frequency exceeding platform thresholds — would directly affect the Company’s revenue. Amazon may suspend or restrict the Company’s seller account at its discretion, may compete with the Company through Amazon-private-label products, and may change category-specific rules for dietary supplements.

The Company may be unable to maintain quality and brand reputation as it scales. The Company’s brand is positioned as “premium-accessible.” Maintaining premium positioning across multiple retail channels and price points will require consistent quality control, marketing, and customer experience. Failure to maintain quality, or visible promotion-driven discounting in retail, could erode brand equity and lifetime value.

The Company recently expanded its product portfolio to include the EVERMIND™ cognitive elixir line and may not realize the anticipated benefits of integration. The EVERMIND™ brand, intellectual property and operating arrangements were developed by a separate founding team (Jordan Balencic, D.O., Tessa Balencic, R.N., and William Thein) and previously operated as a standalone business that raised approximately $1.64 million of seed equity capital from third-party investors. The Company is in the process of integrating EVERMIND’s product formulations, packaging supply chain, co-packing relationships, third-party logistics, Shopify storefront, customer database, scientific research, trademarks and operating procedures into the Company’s existing infrastructure. Integration efforts of this nature regularly encounter unanticipated cost, complexity, key-personnel turnover, technology incompatibility, customer attrition, brand-equity dilution, IP-ownership disputes (including claims by former employees, founders or earlier investors), and regulatory or compliance gaps. The Company may not achieve the expected revenue synergies, cost savings, channel expansion or brand-equity benefits from the EVERMIND integration, and integration costs may exceed the Company’s current estimates.

8

EVERMIND is a shelf-stable ready-to-drink beverage, which subjects the Company to RTD-specific manufacturing, packaging and distribution risks not associated with its historical product lines. Shelf-stable RTD beverages are subject to operational and regulatory risks that differ materially from those of the Company’s historical powder and supplement product lines. These risks include extended commissioning timelines for new SKUs, dependence on aseptic or ultra-high-temperature processing technology, sensitivity to ingredient and pH variability, risk of can or carton seal failure, requirements for specific packaging supplies (such as Tetra Pak Prisma cartons), and the need for FDA-registered process authorities to validate the thermal process. A failure of the co-packer’s aseptic process, a recall arising from a microbial or seal-integrity defect, or an inability to obtain Tetra Pak Prisma cartons or other packaging components in sufficient volume or on acceptable terms could disrupt EVERMIND production and materially harm the Company. In addition, retail and distributor freight, slotting and chargeback economics for a $4.49 single-serve carton differ from those of higher-priced powder and capsule SKUs in the Company’s portfolio.

EVERMIND is produced under a single co-packing relationship; loss of that co-packer or quality failures would disrupt the EVERMIND line. EVERMIND is currently manufactured by a single contract co-packer under negotiated start-up terms. The Company does not currently maintain an alternative qualified co-packing relationship for EVERMIND, and qualification of a backup or replacement co-packer for shelf-stable RTD production typically takes a number of months and material upfront expense. A capacity shortfall, quality issue, financial distress, labor action, change of control, or termination by the EVERMIND co-packer could materially interrupt the Company’s ability to manufacture and ship EVERMIND. The Company’s start-up pricing with the EVERMIND co-packer may not be available in subsequent periods, and per-unit production costs may increase materially as volume scales beyond the co-packer’s start-up program.

EVERMIND contains walnuts and other tree-nut ingredients, exposing the Company to allergen, cross-contact, labeling and product liability risks. EVERMIND contains walnuts (a major food allergen under the Food Allergen Labeling and Consumer Protection Act of 2004 (“FALCPA”)) and may contain or be processed with other tree-nut ingredients. Mislabeling, supplier cross-contact, undeclared-allergen incidents and consumer allergic reactions associated with tree nuts are among the most common drivers of food recalls reported by the FDA, and consumer-allergen claims may give rise to recall obligations, FDA enforcement, state regulator action, product-liability litigation and class-action exposure. Recalls of comparable allergen-containing RTD beverages have resulted in material liability and reputational harm to peer companies. The Company’s insurance, if any, may not be adequate to cover all related losses, and any incident could materially impair consumer confidence in the EVERMIND brand and in the Company’s broader portfolio.

EVERMIND’s cognitive-benefit, focus, energy and brain-health claims are subject to enhanced regulatory scrutiny and class-action risk. The Company markets EVERMIND with positioning that includes clean energy, mental focus, cognitive function, neuro-protection and long-term brain health. Functional-food and supplement claims of this type, particularly when targeted at consumer brain health, memory or cognitive longevity, are subject to enhanced scrutiny by the FDA, the FTC, state Attorneys General (notably the California, New York and Massachusetts AG offices) and the plaintiffs’ class-action bar. The Federal Food, Drug, and Cosmetic Act, the Dietary Supplement Health and Education Act, the FTC Act and parallel state laws limit how cognitive benefits may be advertised. Even with academic research provided by collaborating institutions (including the Penn State University collaboration referred to in the Company’s marketing), the regulators or a plaintiff may take the position that the Company’s claims constitute unauthorized disease claims, drug claims or deceptive advertising. Adverse enforcement or litigation outcomes could result in label changes, recall obligations, fines, damages, injunctions, attorneys’ fees, monitoring obligations and reputational harm.

The Company is dependent on specialty packaging supplies (Tetra Pak Prisma cartons) and on a small set of specialty ingredient suppliers for EVERMIND. Tetra Pak Prisma cartons are a proprietary aseptic-packaging format produced by a small number of global suppliers. Disruption in Tetra Pak supply, freight delays, changes in commercial terms (such as minimum order quantities or pricing), or changes in carton specifications could materially affect the Company’s ability to produce and sell EVERMIND. Likewise, EVERMIND’s ingredient profile depends on a limited number of qualified suppliers of California walnuts, flax, Guayusa Leaf, choline, Lion’s Mane mushroom extract and other functional ingredients. Failure of any of these suppliers, quality non-conformities, freight or import delays, regulatory action affecting any single ingredient, or material increases in ingredient or freight pricing could disrupt EVERMIND production, increase cost of goods, or require reformulation.

9

EVERMIND historical sales and scientific results were generated before the Company’s integration and may not be indicative of post-integration results. The pre-integration EVERMIND business was operated by a different management team and using a separate operating infrastructure, supplier base, branding strategy and consumer-marketing program. Although the Company has incorporated the EVERMIND brand, intellectual property, scientific dossier and operating arrangements into its operations, the Company’s post-integration performance may differ materially from EVERMIND’s historical performance for reasons including changes in marketing approach, the broader Combined Portfolio positioning, integration-related disruption, changes in retailer or co-packer relationships, and changes in customer-acquisition channels. Investors should not rely on the EVERMIND pre-integration sales, customer or research data as a predictor of the Company’s future results.

The EVERMIND brand and the Ancient Extracts mushroom-coffee, supplement, shilajit and matcha brands target overlapping but not identical consumer audiences, increasing the complexity of the Company’s marketing and channel strategy. The Company’s Combined Portfolio approach requires it to manage a multi-brand, multi-format, multi-channel product line targeted at overlapping consumer audiences. The Company will need to (i) allocate marketing and trade-spend budgets across the Combined Portfolio in proportions that may not match the optimum for either brand standing alone, (ii) avoid cannibalization between the EVERMIND RTD format and Ancient Extracts powder and supplement formats, (iii) coordinate inventory and retail-buyer relationships across brands without overshelving retailers, and (iv) maintain distinct premium positioning for both brands. The Company’s operating team has limited experience operating a multi-brand functional-wellness portfolio of this nature, and the Company’s historical operating model was built around a single-brand Shopify-led DTC business. Mismanagement of the Combined Portfolio could result in dilution of either brand’s equity, customer confusion, retailer dissatisfaction, or inefficient marketing-spend allocation.

The Company faces increased competition in the RTD functional-beverage category, where it has limited operating history. EVERMIND competes in the RTD functional-beverage category with established and well-capitalized brands that include, among others, OWYN, Olipop, Health-Ade, REBBL, Koe, Recess, Soulboost and other plant-based RTD brands, as well as the large beverage companies (Coca-Cola, PepsiCo, Keurig Dr Pepper, Danone) that have made acquisitions or organic launches in functional beverages. Several of these competitors have substantially greater scale, retail relationships, marketing budgets and capital resources than the Company. The Company has limited historical experience operating in the RTD beverage category, and the Company may not be able to win shelf placement, secure trade-spend support, or build brand awareness sufficient to support the EVERMIND volume growth plan.

EVERMIND IP, including the Penn State research collaboration and the founder-team know-how, may be subject to ownership or assignment disputes. EVERMIND’s intellectual property includes pending trademark applications for the EVERMIND brand name and certain marketing taglines, formulations protected as trade secrets, and a body of academic research conducted in collaboration with Penn State University. The Company’s ability to enforce these rights depends, in part, on the prior assignment to the Company of all relevant rights from the EVERMIND founding team and its employees, contractors and academic collaborators. Disputes regarding inventorship, work-for-hire status, prior unfiled prior art, the scope of the Penn State collaboration agreement, allocation of research rights between the academic institution and the Company, or non-compete and non-solicit obligations of former EVERMIND personnel could result in litigation, loss of exclusive rights, license obligations, or material expense to defend the IP estate.

Wellness category demand may fade or shift. The functional mushroom and adaptogen categories have grown rapidly in part because of social media trends and shifting consumer preferences. Consumer preferences in wellness are volatile and may shift away from mushroom-based products toward other functional ingredients, beverages, or formats. Negative scientific or media coverage of any of the Company’s ingredients could materially reduce demand.

Increased costs could negatively affect our business. An increase in the cost of raw materials could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of ingredients for our products. The Company may also be adversely affected by shortages of such raw materials. In addition, energy cost increases could result in higher transportation, freight, and other operating costs. We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales, and operating profit, and this could have an adverse effect on your investment.

10

We may be unable to maintain or enhance our product image. It is important that we maintain and enhance the image of our existing and new products. The image and reputation of the Company's products may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies, or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation, and product quality) may have a material adverse effect on its financial results as well as your investment.

The Company has limited intellectual property protection. The Company does not own a meaningful portfolio of issued patents, and the underlying ingredients used in its products are widely available. The Company relies primarily on trademarks, trade dress, copyrights, and trade secrets. Competitors may launch similar formulations or imitate the Company’s branding, packaging, and marketing. The Company may incur material expense in defending its trademarks and trade dress and may not prevail.

Product liability and contamination risks could result in significant liability. The Company’s products are ingested and are marketed for their physiological effects. Claims of injury, allergic reaction, contamination, mislabeling, or adverse event could result in product liability lawsuits, regulatory action, recall expense, customer refunds, and reputational harm. The Company’s insurance, if any, may not be adequate to cover these losses.

Computer, website, or information system breakdown could negatively affect our business. Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company. Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect customers' confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy. The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to, enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

11

Our operating plan relies in large part upon assumptions and analyses developed by our company; if these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results. Whether actual operating results and business developments will be consistent with our company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside our control, including, but not limited to:

•	whether we can obtain sufficient capital to sustain and grow its business
•	our ability to manage our growth
•	whether we can manage relationships with key vendors and advertisers
•	demand for our products
•	the timing and costs of new and existing marketing and promotional efforts competition
•	our ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
•	the overall strength and stability of domestic and international economies
•	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

The Company faces significant competition from better-capitalized brands. Direct competitors — including Four Sigmatic, Mud/Wtr, Ryze, and Everyday Dose — have established brands, larger marketing budgets, more developed retail relationships, deeper R&D capabilities, and greater financial resources than the Company. The Company also competes with large CPG companies that may enter or expand within the functional beverage category, with private-label products in the retail channel, and with a long tail of DTC challenger brands. Increased competition could result in reduced market share, customer acquisition cost inflation, margin pressure, or both.

Our business model is evolving. Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate increasing revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company's markets continue to evolve.

Computer system capacity constraints and system failures could significantly degrade the quality of our services, such as access to our websites or mobile applications, and in-turn cause customer loss, damage to our reputation and negatively affect our net revenues. Our business requires that we have adequate capacity in our computer systems to cope with the periodic high volume of visits to our websites and mobile applications. As our operations grow in size and scope, we continually need to improve and upgrade our computer systems, data storage, and network infrastructure to ensure reliable access to our websites and mobile applications, in order to offer customers enhanced and new products, services, capacity, features and functionality. The expansion of our systems and infrastructure may require us to commit substantial financial, operational and technical resources before the volume of our business increases, with no assurance that our net revenues will increase to offset these additional expenses.

Our company needs to increase brand awareness. Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand names, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning our brands and products will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company's financial commitment to create and maintain brand awareness. If we fail to successfully promote our various brand names or if the Company incurs significant expenses promoting and maintaining our brand names, it will have a material adverse effect on the Company's results of operations.

12

Our employees may engage in misconduct or improper activities. The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

13

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies. We do not have the internal infrastructure necessary and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

The outstanding shares of Series D Preferred Stock may preclude current and future owners of our common stock from influencing any corporate decision. Our Chairman and Chief Science Officer, Jordan P. Balencic, D.O., owns all of the outstanding shares of our Series D Preferred Stock. The Series D Preferred Stock possesses majority voting power in all matters requiring shareholder approval. Dr. Balencic will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

There is no minimum offering and no person has committed to purchase any of the Company Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Company Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Company Offered Shares.

14

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because our common stock is volatile and thinly traded, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares, whether Company Offered Shares or Selling Shareholder Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

-	quarterly variations in our operating results;
-	operating results that vary from the expectations of investors;
-	changes in expectations as to our future financial performance, including financial estimates by investors;
-	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
-	changes in our capital structure;
-	announcements of innovations or new services by us or our competitors;

15

-	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
-	lack of success in the expansion of our business operations;
-	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
-	additions or departures of key personnel;
-	asset impairment;
-	temporary or permanent inability to operate our retail location(s); and
-	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

Limitation on director liability. The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this offering.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

16

DILUTION

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Company Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per share included in the Company Offered Shares and the net tangible book value of our common stock after this offering. Our net tangible book value as of March 31, 2026, was $413,192 (unaudited), or $.0003 (unaudited) per share. Net tangible book value per share is equal to total assets ($701,212) minus the sum of total liabilities ($8,020) and intangible assets ($280,000) divided by the total number of shares outstanding as of the date of this Offering Circular (2,326,241,595 shares).

After deducting estimated offering expenses payable by us of $25,000, the tables below illustrate the dilution to purchasers of Company Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Company Offered Shares are sold at a per share price of $0.0003.

Assuming the Sale of 100% of the Company Offered Shares
Assumed offering price per share	$0.0003
Net tangible book value per share as of March 31, 2026 (unaudited)	$0.0003
Increase in net tangible book value per share after giving effect to this offering	$0.0000
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$0.0003
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.0000

Assuming the Sale of 75% of the Company Offered Shares
Assumed offering price per share	$0.0003
Net tangible book value per share as of March 31, 2026 (unaudited)	$0.0003
Increase in net tangible book value per share after giving effect to this offering	$0.0000
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$0.0003
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.0003

Assuming the Sale of 50% of the Company Offered Shares
Assumed offering price per share	$0.0003
Net tangible book value per share as of March 31, 2026 (unaudited)	$0.0003
Increase in net tangible book value per share after giving effect to this offering	$(0.0001
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$0.0002
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.0001

Assuming the Sale of 25% of the Company Offered Shares
Assumed offering price per share	$0.0003
Net tangible book value per share as of March 31, 2026 (unaudited)	$0.0003
Increase in net tangible book value per share after giving effect to this offering	$(0.0002
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$0.0001
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.0002

17

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Company Offered Shares at a per share price of $[0.0001-0.0003]. There is, of course, no guaranty that we will be successful in selling any of the Company Offered Shares in this offering.

	Assumed Percentage of Company Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	500,000,000	1,000,000,000	1,500,000,000	2,000,000,000
Gross proceeds	$150,000	$300,000	$450,000	$600,000
Offering expenses(1)	25,000	25,000	25,000	25,000
Net proceeds	$125,000	$275,000	$425,000	$575,000

_____________________

(1)	Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

The table below sets forth the proceeds we would derive from the sale of assuming the sale of 25%, 50%, 75% and 100% of the Company Offered Shares at a per share price of $0.0003, assuming the payment of no sales commissions or finder’s fees and assuming the payment of expenses associated with this offering of $25,000. There is, of course, no guaranty that we will be successful in selling any of the Company Offered Shares. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Company Offered Shares Sold in This Offering(1)
	25%	50%	75%	100%
Retail Expansion	$35,000	$80,000	$125,000	$175,000
Operational Expenses	35,000	80,000	125,000	175,000
General and Administrative Expenses	35,000	80,000	125,000	1775,000
Working Capital	20,000	35,000	50,000	50,000
Total	$125,000	$275,000	$425,000	$575,000

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the beverage industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

18

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 2,000,000,000 Company Offered Shares on a best-efforts basis, at a fixed price of $[0.0001-0.0003] per Company Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

In addition, the Selling Shareholders are offering up to 350,000,000 Selling Shareholder Offered Shares. We will not receive any of the proceeds from the sale of the Selling Shareholder Offered Shares in this offering. We will pay all of the expenses of the offering (other than the discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering). Our company will not be involved in manner way in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders. (See “Selling Shareholders”).

There is no minimum number of Company Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, John P. Gorst. Mr. Gorst will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Gorst is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Gorst:

-	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
-	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
-	is not an associated person of a broker or dealer; and
-	meets the conditions of the following:
-	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
-	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
-	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Company Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Company Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Company Offered Shares effected by the broker-dealer.

Procedures for Subscribing

In General. If you are interested in subscribing for Company Offered Shares in this offering, please submit a request for information by e-mail to Mr. Gorst at: johnnyg@xs-brand.com; all relevant information will be delivered to you by return e-mail via electronic PDF format. Additionally, this Offering Circular will be available for viewing and download 24 hours per day, 7 days per week on our website at www.UNLOCKDinc.com, as well as on the SEC’s website, www.sec.gov.

19

Thereafter, should you decide to subscribe for Company Offered Shares, you are required to follow the procedures described therein, which are:

-	Electronically execute and deliver to us a subscription agreement via e-mail to: johnnyg@xs-brand.com; and
-	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Subscription Review Process. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we have the right to review and accept or reject your subscription, in whole or in part. In determining whether to accept or reject a subscription, we will consider the following factors: whether the subscriber or an affiliate of the subscriber qualifies as a “bad actor” as defined in Rule 262(d) of the SEC; the reputation of the subscriber and its affiliates within the securities industry; our then-current need for a cash investment; the state of the securities markets, in general, and the market for our common stock, in particular.

Within three (3) days after we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we will notify you of our decision, and the reason therefor, to reject or accept your subscription.

Rejection of Subscriptions. Should we determine to reject your subscription, we will return all monies from your rejected subscription via wire transfer (or such other method as directed by you) within one (1) business day of our notifying you of such determination, without interest or deduction.

Acceptance of Subscriptions. Should we determine to accept your subscription, we will countersign the subscription agreement and, within one (1) business day, issue and deliver the Company Offered Shares subscribed in accordance with your delivery instructions. Once your subscription has been accepted by us, you may not revoke or change your subscription or request the return of your subscription funds. All accepted subscription agreements are irrevocable.

An investor will become a shareholder of our company, upon our acceptance of our acceptance of a subscription, with the Company Offered Shares being issued immediately thereafter. For clarity, the subscription settlement will not occur until an investor’s funds have cleared and we accept an investor’s subscription.

By executing the subscription agreement and paying the total purchase price for the Company Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Law Exemption and Offerings to Qualified Purchasers” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $2,000 of the Company Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares, whether Company Offered Shares or Selling Shareholder Offered Shares, in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

20

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan initially to qualify the Offered Shares, Company Offered Shares and Selling Shareholder Offered Shares, in Colorado, Connecticut, Delaware, Florida, Georgia, Puerto Rico and New York, and it is possible that we would determine to qualify Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) in all states. In the case of each state in which Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) are offered and sold, we will qualify the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) for sale with the applicable state securities regulatory body or the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) will be offered and sold pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Company Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Company Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Company Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Company Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

We have not used, and we do not intend to use, any advertising, sales and other promotional materials outside of this Offering Circular, including “testing the waters” materials under the authorization of Rule 255.

21

SELLING SHAREHOLDERS

After the qualification of this offering by the SEC, $231,500 principal amount convertible notes (the Subject Convertible Notes) will, by their terms, be eligible for conversion into the Conversion Shares (the Selling Shareholder Offered Shares), at the election of their holders. Following all such issuances, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Note will be disclosed.

The shareholders named in the table below is the “Selling Shareholder.” The Selling Shareholders intend to sell up to 350,000,000 Selling Shareholder Offered Shares at the offering price for all of the Offered Shares, $[0.0001-0.0003] per share. All of the Selling Shareholders are third parties. Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders.

We will pay all of the expenses of this offering (other than the selling commissions payable with respect to the Selling Shareholder Offered Shares sold in this offering, if any), but we will not receive any of the proceeds from the sales of Selling Shareholder Offered Shares in this offering.

The Selling Shareholders intend to sell the Selling Shareholder Offered Shares in market transactions or in negotiated private transactions at the per share offering price for all of the Offered Shares, $[0.0001-0.0003] per share. Each of the Selling Shareholders may be deemed to be an “underwriter” of the shares of our common stock offered by the Selling Shareholders in this offering. In this regard, the Selling Shareholders intend to deliver to a purchaser this Offering Circular before or with the sale of Selling Shareholder Offered Shares. It is expected that, in sales of Selling Shareholder Offered Shares in market transactions, if any, this Offering Circular would be delivered in digital format with the relevant sale confirmation.

A minimum purchase of $2,000 of the Selling Shareholder Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000.

		Prior to this Offering			After this Offering
Name of Selling Shareholder	Position, Office or Other Material Relationship	# of Shares Beneficially Owned(1)	% Beneficially Owned (2)	# of Shares to be Offered for the Account of the Selling Shareholder	# of Shares Beneficially Owned	% Beneficially Owned (3)
Tonchin Investments LLC(4)	None	272,351,535	9.90%	157,500,000	467,156,535	9.90%
Pinz Capital Special Opportunities Fund, LP(5)	None	272,351,535	9.90%	157,500,000	467,156,535	9.90%
Christian Vera(6)	None	100,000,000	7.29	35,000,000	100,000,000	2.14%

(1)	None of these shares has been issued, but underlie the Subject Convertible Notes – currently, however, the total number of shares presented in this table are not eligible for conversion, due to either a 4.99% or 9.99% equity blocker provision in the Subject Convertible Notes, but this information is presented to inform investors of the total number of Selling Shareholder Offered Shares that the Selling Shareholders may acquire from our company and sell in this offering. In addition, the share numbers in this column are estimates of the number of Selling Shareholder Offered Shares that the listed holder may acquire from our company. Following each issuance of Conversion Shares (Selling Shareholder Offered Shares), we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares (Selling Shareholder Offered Shares) issued in payment of the Subject Convertible Notes will be disclosed.
(2)	Based on 2,326,241,595 shares outstanding, assuming the issuance of 350,000,000 Conversion Shares, before this offering.
(3)	Based on 3,842,908,262 shares outstanding, assuming the sale of all of the Company Offered Shares and the issuance and subsequent sale of 350,000,000 Conversion Shares, after this offering.
(4)	The manager of this Selling Shareholder is Lucas Schrier; the address of this Selling Shareholder is 1627 Brickell Avenue, #2206, Miami, Florida 33129.
(5)	The CIO of this Selling Shareholder is Matthew Pinz; the address of this Selling Shareholder is 27 Hospital Road, George Town, KY1-9008, Cayman Islands.
(6)	The address of this Selling Shareholder is 14 Pederzini Drive, Medfield, Massachusetts 02052.

22

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 5,000,000,000 shares of common stock, $.001 par value per share; and (b) 1,000,000 shares of Preferred Stock, $.001 par value per share, (1) 24,750,000 of which have been designated Series C Preferred Stock, (2) 51 of which have been designated Series D Preferred Stock and (3) 100,000,000 of which have be designated Series F Preferred Stock.

As of the date of this Offering Circular, there were (w) 2,326,241,595 shares of our common stock issued and outstanding held by approximately 5 holders of record; (x) 14,500,000 shares of Series C Preferred Stock issued and outstanding held by seven (7) holders of record; (y) 51 shares of Series D Preferred Stock issued and outstanding held by one (1) holder; and (z) 4,000,000 shares of Series F Preferred Stock issued and outstanding held by two holders.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Wyoming law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Further, the outstanding shares of Series D Preferred Stock are beneficially owned by our Chairman and Chief Science Officer, Jordan P. Balencic, D.O. Dr. Balencic, thus, controls all corporate matters of our company. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series C Preferred Stock

Each share of Series C Preferred Stock is convertible into two shares of our common stock and possesses the right to two votes on all matters submitted to our shareholders.

Series D Preferred Stock

The Series D Preferred Stock, as a class, is entitled to 51% voting power on all matters submitted to our shareholders. The Series D Preferred Stock has not rights of conversion.

23

Series F Preferred Stock

Each share of Series F Preferred Stock is convertible into two shares of our common stock and possesses the right to two votes on all matters submitted to our shareholders.

Subject Convertible Notes

The table below sets forth certain information regarding the Subject Convertible Notes.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Wyoming law.

Transfer Agent

Currently, the transfer agent for our common stock is Colonial Stock Transfer Co., Inc., 7840 S 700 E, Sandy, Utah 84070. Colonial Stock Transfer’s website is located at: www.colonialstock.com. No information found on Colonial Stock Transfer’s website is part of this Offering Circular.

24

BUSINESS

History

Our company was incorporated as Purio, Inc. in the State of Nevada on June 3, 2005. In August 2010, the Company was redomiciled in the State of Wyoming. Effective December 13, 2017, the Company entered into an agreement and plan of merger with BitFrontier Capital Investments, Inc., a private Wyoming Corporation, and the shareholders of BitFrontier Capital Investments, Inc., which, by the merger transaction, became a wholly owned subsidiary of the Company. On December 20, 2017, the Company changed its corporate name to “BitFrontier Capital Holdings, Inc.”

Recent Change in Control

On July 21, 2025, the Company underwent a change of control. On such date, Jordan P. Balencic, D.O. acquired all outstanding shares of the Company’s Series D Preferred Stock, which possess voting control of the Company, from the Company’s former Chief Executive Officer, Andrew Gilton II, and was appointed Sole Officer and Director of the Company.

Acquisition of EVERMINDTM Assets

Effective December 31, 2025, the Company completed the acquisition of ERApeutics, LLC (d/b/a EVERMIND Beverage) pursuant to an Asset Purchase Agreement structured as an equity transaction. The acquisition established an intellectual-property and formulation platform within the UNLOCKD ecosystem focused on cognitive wellness, beverage formulations, ingredient integrations, and related commercialization opportunities.

Acquisition of VerdaGenix, LLC

In May 2026, we acquired VerdaGenix, LLC, the operator of the Ancient Extracts direct-to-consumer wellness platform. Management believes the acquisition will provide scalable commercialization infrastructure including e-commerce systems, digital marketing capabilities, supplier relationships, vertically integrated wellness products and repeat-customer revenue channels capable of supporting broader platform-expansion initiatives involving EVERMIND™ and additional wellness-oriented consumer brands.

Company Overview

Our company offers its Ancient Extracts, and soon will offer its EVERMIND™ products, direct-to-consumer (“DTC”). Our DTC sales are of functional beverages and adaptogen brand selling premium mushroom coffee, functional mushroom supplements, shilajit, and matcha products. The operations of the recently acquired Ancient Extracts business have been ongoing for approximately 18 months, principally through its Shopify storefront. Our mission is to deliver premium, science-backed adaptogenic products that support cognitive performance, natural energy, and overall wellness.

Products

Ancient Extracts. The Company’s product portfolio is organized into four core lines: (i) mushroom coffee blends (e.g., Ancient Focus Blend with Lion’s Mane and Chaga; Ancient Vitality with Cordyceps and Reishi); (ii) functional mushroom supplements (Lion’s Mane extract, a five-mushroom immune complex, and a Reishi/Ashwagandha adaptogen blend); (iii) shilajit (resin and capsule formats sourced from the Himalayan region); and (iv) matcha products, including a ceremonial-grade matcha and a matcha-mushroom fusion. Retail price points range from approximately $32.99 to $54.99, with target product-level gross margins of approximately 65%–75%.

25

EVERMIND™ Cognitive Wellness Platform. In addition to Ancient Extracts, the Company owns EVERMIND™, a wellness brand focused on cognitive performance, brain health, and functional nutrition products. Management believes that consumer demand for products supporting focus, productivity, mental clarity, and overall cognitive wellness continues to increase as consumers seek convenient solutions that can be incorporated into existing daily routines.

Management is currently evaluating commercialization strategies for EVERMIND that emphasize powder-based products, including functional coffee creamers, beverage enhancers, protein powders, and related nutritional formulations. These product categories may provide a more capital-efficient path to market while leveraging the Company’s existing expertise in functional ingredients, wellness formulations, and direct-to-consumer commerce.

The Company believes that consumers are increasingly seeking products that can be integrated into their existing morning routines, including coffee, smoothies, protein supplementation, and other daily wellness rituals. EVERMIND products are intended to be designed around this concept by combining functional ingredients commonly associated with cognitive wellness, focus, productivity, and daily performance with convenient delivery formats that require minimal changes to consumer behavior.

Management is evaluating formulations that may incorporate functional mushrooms, adaptogens, nootropic ingredients, plant-based proteins, healthy fats, botanical extracts, and other wellness-oriented ingredients that align with the Company’s broader consumer wellness strategy. The Company does not intend to market EVERMIND products as treatments or cures for any disease or medical condition. Product positioning is expected to focus on general wellness, daily performance, consumer experience, and lifestyle benefits consistent with applicable dietary supplement and food regulations.

Management also believes that certain EVERMIND formulations, ingredient systems, intellectual property, and product concepts may be incorporated into future Ancient Extracts USA products. This creates potential opportunities for cross-brand product development, shared sourcing relationships, manufacturing efficiencies, and expanded product offerings across the Company’s wellness portfolio.

The Company views EVERMIND as a complementary strategic asset that expands its presence within the growing functional nutrition, cognitive wellness, and performance-oriented consumer product categories. Over time, management may pursue additional product launches, strategic partnerships, licensing opportunities, or distribution initiatives utilizing the EVERMIND brand where it believes such opportunities can enhance shareholder value and support the Company’s long-term growth objectives.

Combined Portfolio. The Company believes that the addition of the EVERMIND RTD line allows the Combined Portfolio to address a broader set of consumer use occasions (morning start, mid-afternoon brain boost, anytime) and price points (impulse-oriented $4.49 single-serve RTD through premium $54.99 supplement and adaptogen formats) than either the Ancient Extracts brand or the EVERMIND brand could individually. The Combined Portfolio is targeted at health-conscious consumers, including the EVERMIND core target of older millennial “striving-stressed” professionals (ages 33–42) and the broader Ancient Extracts targets across ages 22–65. There can be no assurance, however, that the Company will be successful in integrating the EVERMIND business or in realizing the benefits expected from the Combined Portfolio. See “Risk Factors.”

Market Opportunity

The Company operates within several large and growing wellness categories. According to industry data cited in the Company’s business plan, the global mushroom coffee market is projected to grow from approximately $2.3 billion in 2024 to $4.6 billion by 2030 (CAGR of 5.6%–7.2%); the broader functional mushroom market from approximately $14.8 billion to $26.7 billion (CAGR ~8.9%); the adaptogens market from $10.2 billion to $18.9 billion (CAGR ~9.1%); and the U.S. functional beverage market from $52 billion to $78 billion (CAGR ~6.8%) over the same period. Primary target demographics are health-conscious professionals (ages 28–45), fitness and performance enthusiasts (ages 22–40), and wellness-curious consumers ages 50–65.

26

Business Model and Channel Strategy

The Company’s growth strategy is staged across three phases: (i) DTC foundation (current to Year 2), led by the Company’s Shopify storefront and Amazon expansion, with a subscription program targeting 40% of DTC revenue; (ii) retail expansion (Years 2–4) into natural channels (Whole Foods, Sprouts, Natural Grocers), specialty and regional grocers, and mass retail (Target, Walmart, Costco); and (iii) foodservice scale (Years 3–5) into independent and regional coffee chains, hotels, resorts, and corporate wellness programs. The Company reports current DTC unit economics of approximately $68 average order value, $32 customer acquisition cost, $185 lifetime value, and an LTV:CAC ratio of approximately 5.8:1.

Financial Plan and Capital Requirements

The Company’s five-year plan targets revenue growth from the current $1.17 million run rate to $35 million in Year 5, with a Year-5 gross margin target of approximately 70% and a Year-5 net margin target of approximately 27%. The Company estimates total working-capital requirements of $8.2–$12.5 million over five years to fund inventory expansion, retail channel development (including slotting fees), marketing scale-up, team growth, and operational infrastructure. There can be no assurance that the Company will achieve these targets.

Operations and Supply Chain

The Company currently operates a capital-efficient outsourced manufacturing model. Production is performed by two contract manufacturers located in Utah and California, both of which are FDA-registered and GMP-compliant. Raw materials are sourced from a small set of primary suppliers (functional mushrooms primarily from China; coffee from Colombia and Ethiopia; shilajit from Nepal and India; matcha from Uji, Kyoto, Japan). DTC fulfillment is provided by ShipBob from two U.S. locations. Customer service is provided through a combination of in-house staff and outsourced support.

Competition

Principal competitors include Four Sigmatic, Mud/Wtr, Ryze, and Everyday Dose, each of which has greater scale, capital, and brand recognition than the Company. The category also includes large CPG players, private-label retail offerings, and a long tail of DTC brands.

Employees

As of the date of this offering circular, we have two full-time employees, including our officers. There is no collective agreement between our company and our employees. The employment relationship between employees and our company is individual and standard for the industry.

Property

Our corporate offices are located at 342 N Queen Street, Warehouse D, Lancaster, Pennsylvania 17603. We own no real property.

27

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Recent Change in Control

On July 21, 2025, the Company underwent a change of control. On such date, Jordan P. Balencic, D.O. acquired all outstanding shares of the Company’s Series D Preferred Stock, which possess voting control of the Company, from the Company’s former Chief Executive Officer, Andrew Gilton II, and was appointed Sole Officer and Director of the Company.

Acquisition of EVERMINDTM Assets

Effective December 31, 2025, the Company completed the acquisition of ERApeutics, LLC (d/b/a EVERMIND Beverage) pursuant to an Asset Purchase Agreement structured as an equity transaction. The acquisition established an intellectual-property and formulation platform within the UNLOCKD ecosystem focused on cognitive wellness, beverage formulations, ingredient integrations, and related commercialization opportunities.

Acquisition of VerdaGenix, LLC

In May 2026, we acquired VerdaGenix, LLC, the operator of the Ancient Extracts direct-to-consumer wellness platform. Management believes the acquisition will provide scalable commercialization infrastructure including e-commerce systems, digital marketing capabilities, supplier relationships, vertically integrated wellness products and repeat-customer revenue channels capable of supporting broader platform-expansion initiatives involving EVERMIND™ and additional wellness-oriented consumer brands.

28

Company Overview

Our company offers its Ancient Extracts, and soon will offer its EVERMIND™ products, direct-to-consumer (“DTC”). Our DTC sales are of functional beverages and adaptogen brand selling premium mushroom coffee, functional mushroom supplements, shilajit, and matcha products. The operations of the recently acquired Ancient Extracts business have been ongoing for approximately 18 months, principally through its Shopify storefront. Our mission is to deliver premium, science-backed adaptogenic products that support cognitive performance, natural energy, and overall wellness.

Results of Operations

Three Months Ended March 31, 2026. Our consolidated statement of operations for the three months ended March 31, 2026 reflects no operating revenue, no cost of sales, and total operating expenses of $8,039 (consisting entirely of administrative expenses), resulting in a net loss of $8,039. We have not presented prior-period comparative income-statement information for the three months ended March 31, 2025 because our cryptocurrency-mining and related operations were in active wind-down during the early portion of 2025 prior to the July 21, 2025 Change of Control transaction. Period-over-period comparisons of the line items presented for the three months ended March 31, 2026 to the unaudited interim activity of the legacy mining business would not be meaningful in light of the strategic transition described above. Accordingly, we have presented in the following section a year-over-year comparison of the audited results of operations for the fiscal years ended December 31, 2025 and December 31, 2024, which we believe better describes the financial effect of the strategic transition on the Company.

The $8,039 of administrative expense recognized during the three months ended March 31, 2026 consisted principally of professional fees, transfer-agent fees, OTC Markets fees and other ordinary-course costs of maintaining the Company’s public-reporting and corporate-governance infrastructure during the strategic transition. We did not incur any interest expense during the three months ended March 31, 2026 because of the elimination of our historical convertible-note indebtedness, as described under “Capitalization and Indebtedness” below.

Year Ended December 31, 2025, Compared to Year Ended December 31, 2024. The following table summarizes our consolidated results of operations for the years ended December 31, 2025 and 2024:

	Year Ended Dec. 31, 2025	Year Ended Dec. 31, 2024	$ Change	% Change
Revenues:
Server sales	$–	$1,209,561	$(1,209,561)	(100.0)%
Cryptocurrency	–	255,208	(255,208)	(100.0)%
Other	–	153,234	(153,234)	(100.0)%
Total revenues	–	1,618,003	(1,618,003)	(100.0)%
Cost of sales:
Cost of sales — servers	–	1,225,650	(1,225,650)	(100.0)%
Other cost of sales	–	9,225	(9,225)	(100.0)%
Total cost of sales	–	1,234,875	(1,234,875)	(100.0)%
Gross profit	–	383,128	(383,128)	(100.0)%
Operating expenses:
Administration	13,290	265,614	(252,324)	(95.0)%
Interest expense	95,206	165,753	(70,547)	(42.6)%
Total expenses	108,496	431,367	(322,871)	(74.9)%
Net loss	$(108,496)	$(48,240)	$(60,256)	124.9%

29

Revenues. Total revenues decreased by $1,618,003, or 100.0%, to $0 for the year ended December 31, 2025 from $1,618,003 for the year ended December 31, 2024. The decrease reflects the cessation of substantially all revenue-generating activity in our legacy cryptocurrency-mining and server-sales operations during 2025 as we executed the wind-down of the cryptocurrency-mining business and re-positioned the Company toward wellness-oriented consumer products. Our 2024 revenue consisted of $1,209,561 of server sales, $255,208 of cryptocurrency revenue and $153,234 of other revenue, none of which recurred in 2025.

Cost of Sales and Gross Profit. Total cost of sales decreased by $1,234,875, or 100.0%, to $0 for the year ended December 31, 2025 from $1,234,875 for the year ended December 31, 2024, in each case directionally consistent with the elimination of legacy revenue. Gross profit decreased by $383,128 to $0 for the year ended December 31, 2025 from $383,128 for the year ended December 31, 2024 (representing a 23.7% gross margin in 2024). The 2024 gross margin reflected positive contribution from cryptocurrency, IT services and other ancillary activities, partially offset by negative contribution from server sales, where cost of sales exceeded server-sales revenue by $16,089.

Operating Expenses.

Administration. Administrative expenses decreased by $252,324, or 95.0%, to $13,290 for the year ended December 31, 2025 from $265,614 for the year ended December 31, 2024. The decrease reflects a substantial reduction in the scope and scale of operating activity following the wind-down of the legacy cryptocurrency-mining business, the simplification of subsidiary structure (including the wind-down of ASICs Miners US LLC and Liquid Immersion LLC) and the post-July 2025 cost-discipline initiatives implemented by current management.

Interest Expense. Interest expense decreased by $70,547, or 42.6%, to $95,206 for the year ended December 31, 2025 from $165,753 for the year ended December 31, 2024. The decrease reflects the substantial reduction in our outstanding convertible-note indebtedness during 2025 as a result of (i) the July 24, 2025 Amended and Restated Convertible Note Agreement with Jeffrey Mutual, which consolidated our historical variable-rate convertible notes into a fixed-price instrument, and (ii) the issuance during 2025 of approximately 210,000,000 shares of Common Stock in satisfaction of historical convertible-note obligations prior to execution of the amended agreement, which materially extinguished our outstanding interest-bearing indebtedness. As reflected in our consolidated balance sheet at December 31, 2025, our notes payable balance was $0, compared to $2,088,995 at December 31, 2024.

Net Loss. As a result of the foregoing, net loss increased by $60,256, or 124.9%, to $108,496 for the year ended December 31, 2025 from $48,240 for the year ended December 31, 2024. The increase in net loss is attributable principally to the elimination of legacy revenue and the corresponding loss of gross-profit contribution, partially offset by substantial reductions in administrative and interest expense reflecting the strategic transition and the de-leveraging of the Company’s balance sheet.

30

VerdaGenix, LLC

Results of Operations — Period from May 1, 2025 (Inception) through December 31, 2025.

Because the Company commenced operations on May 1, 2025, there is no comparable prior period, and period-over-period comparisons are not presented.

Revenue. Net revenue was approximately $4,175 for the period, consisting of gross product sales of approximately $5,558 (substantially all generated through the Shopify platform, with a nominal amount through TikTok Shop) and shipping income of approximately $90, reduced by promotional discounts of approximately $1,426 and customer refunds of approximately $48. The low level of revenue reflects the Company's early stage and the limited period during which its sales channels were operational.

Cost of revenue and gross loss. Cost of revenue was approximately $9,513, consisting principally of product purchases (approximately $4,297), contract labor (approximately $3,162), packaging supplies (approximately $1,765), other inventory-related costs (approximately $192), and channel selling fees (approximately $97). Cost of revenue exceeded net revenue, resulting in a gross loss of approximately $5,338. The negative gross margin reflects start-up production and fulfillment costs incurred ahead of meaningful sales volume, as well as fixed platform and labor costs spread across a small revenue base.

Operating expenses. Total operating expenses were approximately $104,540, consisting of selling and marketing expense of approximately $7,792 and general and administrative expense of approximately $96,748. Selling and marketing expense consisted primarily of advertising and marketing (approximately $6,824), together with product samples and e-commerce platform subscription and purchase costs. General and administrative expense was driven primarily by management and consulting fees of approximately $73,166, information technology, web development, and workflow subscriptions of approximately $8,440, and software subscriptions of approximately $6,274, with the remainder comprising professional services, telephone, meals, bank and credit card fees, travel, insurance, business licenses, and other administrative costs. The concentration of expense in management, consulting, and technology costs reflects the Company's investment in building its operating infrastructure during its initial period.

Other income. Other income consisted of interest income of approximately $51.

Net loss. As a result of the foregoing, the Company incurred a net loss of approximately $109,827 for the period from inception through December 31, 2025.

31

Pro Forma

The Company’s acquisition of VerdaGenix did not improve its financial condition, although, on a pro forma basis, the Company did show revenues of $4,175 for the year ended December 31, 2025. The Company must obtain additional capital, including in this officer, in order to increases revenues and otherwise expand its retail presence. There is not assurance that it will be able to accomplish these objectives.

Plan of Operations

The Company’s growth strategy is staged across three phases: (i) DTC foundation (current to Year 2), led by the Company’s Shopify storefront and Amazon expansion, with a subscription program targeting 40% of DTC revenue; (ii) retail expansion (Years 2–4) into natural channels (Whole Foods, Sprouts, Natural Grocers), specialty and regional grocers, and mass retail (Target, Walmart, Costco); and (iii) foodservice scale (Years 3–5) into independent and regional coffee chains, hotels, resorts, and corporate wellness programs. The Company reports current DTC unit economics of approximately $68 average order value, $32 customer acquisition cost, $185 lifetime value, and an LTV:CAC ratio of approximately 5.8:1.

The milestones set forth above reflect our current judgment and belief regarding the direction of our business. Actual events, expenditures and results will almost always vary, sometimes materially, from any estimates, predictions, projections or assumptions suggested herein.

If our own financial resources and future cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities, including proceeds of this offering. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Liquidity and Capital Resources

Overview. As of March 31, 2026, we had cash of $0, total current assets of $0, total current liabilities of $0 and long-term liabilities of $8,020, resulting in working capital of $0. As of December 31, 2025, we had cash of $7,519, total current assets of $7,519, total current liabilities of $7,500 and no long-term liabilities, resulting in working capital of $19. As of December 31, 2024, we had cash of $1,105, total current assets of $25,578, total current liabilities of $2,118,453 and long-term liabilities of $180,607, resulting in negative working capital of $(2,092,875).

The improvement in our balance sheet from December 31, 2024 to December 31, 2025 — total liabilities decreasing from $2,415,239 to $7,500 (a $2,407,739 reduction) and stockholders’ equity increasing from $(1,732,225) to $701,231 (a $2,433,456 improvement) — is primarily the result of the conversion and extinguishment during 2025 of historical convertible-note indebtedness, the elimination of legacy operating liabilities associated with the cryptocurrency-mining business, the December 31, 2025 acquisition of EVERMIND-related intangible assets recorded at $280,000 and the related capital-structure initiatives described under “Capitalization and Indebtedness” below.

32

During the three months ended March 31, 2026, our cash balance decreased from $7,519 to $0, principally reflecting the funding of $8,039 of administrative expenses, partially offset by $520 of other financing inflows. The Company’s ability to fund operations, satisfy obligations as they become due and execute its strategic acquisition plan (including the proposed VerdaGenix / Ancient Extracts USA transaction) is dependent upon the availability of additional financing. Management is currently pursuing an initial $100,000 financing tranche in connection with the proposed VerdaGenix transaction and evaluating additional capital-formation initiatives. There can be no assurance that any such financing will be available on acceptable terms, if at all.

Capitalization and Indebtedness. On July 24, 2025, we and Jeffrey Mutual executed an Amended and Restated Convertible Note Agreement that consolidated all prior variable-rate convertible notes issued between February 19, 2021 and December 13, 2022. The amended agreement features a fixed conversion price of $0.01 per share of Common Stock, an aggregate contractual cap of 200,000,000 shares issuable, a 9.9% beneficial-ownership limitation, conversion rights exercisable through written instruction to our transfer agent and contractual preservation of Rule 144 holding periods associated with the original note issuances. During the fiscal year ended December 31, 2025, approximately 210,000,000 shares of Common Stock were issued pursuant to conversions under the historical instruments prior to execution of the amended agreement. No conversions occurred during the three months ended March 31, 2026. Management believes the amended structure materially improved the transparency and predictability of our capitalization profile relative to the prior variable-rate financing arrangements.

On September 5, 2025, the Board authorized a fixed-price Common Stock financing of up to $150,000 at $0.0008 per share pursuant to Section 4(a)(2) and Rule 506(b) of the Securities Act of 1933. On November 5, 2025, the Board increased the maximum aggregate offering amount to $175,000. As of December 31, 2025, aggregate accepted subscriptions totaled approximately $13,259. The $2,380,000 balance reflected in “Shares Issuable” on our consolidated balance sheet at December 31, 2025 and March 31, 2026 reflects shares of Common Stock to be issued in connection with capital-formation and acquisition-related activities completed prior to year end.

Cash Flows. The following table summarizes our cash flows for the periods presented:

	Three Months Ended March 31, 2026	Year Ended Dec. 31, 2025	Year Ended Dec. 31, 2024
Net cash used in operating activities	$(8,039)	$(102,101)	$(66,002)
Net cash used in investing activities	–	–	(7,556)
Net cash provided by financing activities	520	108,515	67,729
Net change in cash	(7,519)	6,414	(5,829)
Cash at beginning of period	7,519	1,105	6,934
Cash at end of period	$–	$7,519	$1,105

Operating activities. Net cash used in operating activities was $8,039 for the three months ended March 31, 2026, compared to $102,101 for the year ended December 31, 2025, and $66,002 for the year ended December 31, 2024. The amount for the three months ended March 31, 2026, reflects the Company’s $8,039 net loss for the period with no working-capital adjustments. The amount for the year ended December 31, 2025, reflects the Company’s $108,496 net loss for the year, partially offset by $6,395 of non-cash changes in other assets and liabilities.

Investing activities. We had no investing-activity cash flows during the three months ended March 31, 2026 or the year ended December 31, 2025. The $7,556 of cash used in investing activities during the year ended December 31, 2024 related to other investments. The December 31, 2025 EVERMIND acquisition was effected as an equity transaction (recorded at $280,000 within Trademarks & Formulas) and did not result in a cash outflow.

Financing activities. Net cash provided by financing activities was $520 for the three months ended March 31, 2026, compared to $108,515 for the year ended December 31, 2025 and $67,729 for the year ended December 31, 2024. The 2025 amount consists principally of $95,206 of accrued-interest activity recorded as financing in connection with the convertible-note consolidation and $13,309 of other financing inflows. The 2024 amount consists of $204,496 of new notes payable offset in part by $136,767 of equity withdrawals and contributions.

33

Material Cash Requirements. As of March 31, 2026, our material short-term cash requirements consist principally of (i) accounts payable and other current liabilities of $0, (ii) other long-term liabilities of $8,020, and (iii) ongoing public-company-related professional fees (legal, accounting, transfer-agent, OTC Markets and similar costs) reasonably estimated to be required to maintain our reporting status, together with the funding required to pursue and complete the proposed VerdaGenix / Ancient Extracts USA acquisition and the related commercialization initiatives. We have no material long-term debt or capital-expenditure commitments at this time and have not entered into any material lease, purchase or other commitments outside the ordinary course.

Off-Balance Sheet Arrangements

As of March 31, 2026, and as of December 31, 2025, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Estimates

Our consolidated financial statements have been prepared on the accrual basis in conformity with U.S. generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. We base our estimates on historical experience, known trends and events and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our most significant accounting estimates relate to the items described below.

Carrying Value of Legacy Cryptocurrency Mining Equipment

As of March 31, 2026, and December 31, 2025, we carried $421,212 of Equipment on our consolidated balance sheet, consisting principally of mining servers, cooling systems and related infrastructure historically used in our legacy cryptocurrency-mining operations. These assets are subject to evaluation for potential disposition, lease, repurposing or other strategic alternatives. The recoverable value of these assets depends on management’s ability to identify and execute alternative uses or sales, on prevailing market conditions for second-hand mining equipment and immersion-cooling infrastructure, and on the absence of any impairment in the meantime. We did not record an impairment charge during the three months ended March 31, 2026 or the year ended December 31, 2025; however, the carrying value of these assets is sensitive to changes in our assumptions regarding alternative use and market conditions, and an impairment may be required in future periods.

Carrying Value of EVERMIND Trademarks and Formulas

As of March 31, 2026, and December 31, 2025, we carried $280,000 of Trademarks & Formulas on our consolidated balance sheet, representing intellectual-property and formulation assets acquired in the December 31, 2025 EVERMIND acquisition. The recoverable value of these assets is dependent upon our ability to successfully commercialize the EVERMIND™ platform, including through beverage enhancements, ingredient integrations, cognitive-performance formulations and related wellness-oriented product applications. We test our intangible assets for impairment under ASC 350 if events or changes in circumstances indicate that the carrying amount may not be recoverable. No impairment was indicated during the three months ended March 31, 2026.

Recent Accounting Pronouncements

From time to time, the Financial Accounting Standards Board (the “FASB”) or other standard-setting bodies issue accounting standards, updates and interpretations. Management has evaluated recently issued accounting pronouncements, including ASU 2023-09, Income Taxes (Topic 740) — Improvements to Income Tax Disclosures, and ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40), and does not believe that any such pronouncement, whether currently effective or not yet effective, will have a material effect on our financial position, results of operations or cash flows.

34

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Jordan P. Balencic, D.O.	39	Chairman, Chief Science Officer, Secretary and Director
John P. Gorst	57	President, Chief Executive Officer and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. There exist no family relationships between our directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Jordan P. Balencic, D.O., Chairman, Chief Science Officer, Secretary and Director. Dr. Balencic has served our company in his current positions, since July 21, 2025, having also served as our President and Chief Executive Officer from such date until May 15, 2026. Since 2016, Dr. Balencic has been a physician and Medical Director at Lebanon VA Medical Center, Lebanon, Pennsylvania. He currently serves as a director of Mitesco, Inc., a public-traded company (OTCQB: MITI) focused on providing products, services and technology to make accessible, higher quality and more affordable solutions. Dr. Balencic earned his Doctorate of Osteopathic Medicine from Lake Erie College of Osteopathic Medicine, Erie, Pennsylvania, and is currently a licensed physician and surgeon (D.O.) in the State of Pennsylvania.

John P. Gorst, President, Chief Executive Officer and Director. Mr. Gorst has served our company in his positions since May 15, 2026, the date on which we acquired VerdaGenix, LLC from Mr. Gorst. Since September 2022, Mr. Gorst has been a Director of Rolling Room Corp. and, since March 2022, he has served as Executive Vice President of Corporate Affairs and Mergers and Acquisitions for a Seattle, Washington-based Family Office. From September 2017 to September 2022, he served as Chairman and CEO of Ionic Brands Corp., a Tacoma, Washington-based portfolio holder of premium and luxury cannabis brands traded on the Canadian Stock Exchange (symbol: IONC). From April 2017 to August 2022, Mr. Gorst served as Chairman and CEO (and Founder) of Blacklist Holdings, Inc., a wholly-owned subsidiary of Ionic Brands Corp.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, their other business interests and their involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended December 31, 2025, our Board of Directors, did not hold a meeting, but took all necessary actions by written consent in lieu of a meeting.

35

Independence of Board of Directors

Neither of our Directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, John P. Gorst, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Gorst collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

36

EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Summary Compensation Table

Name & Principal Position	Year Ended December 31	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Jordan P. Balencic, D.O.(1) Chairman and Chief Science Officer	2025 2024	- -	- -	- -	- -	- -	- -	- -	- -
John P. Gorst(2) Chief Executive Officer	2025 2024	- -	- -	- -	- -	- -	- -	- -	- -
Andrew Gilton II Former Chief Executive Officer	2025 2024	- -	- -	- -	- -	- -	- -	- - -	- - -

(1) Dr. Balencic became an officer of our company on July 21, 2026.

(2) Mr. Gorst became an officer of our company on May 13, 2026.

(3) Mr. Gilton was an officer of our company until July 21, 2025.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

37

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jordan P. Balencic, D.O.	—	—	—	—	n/a	—	n/a	—	—
John P. Gorst	—	—	—	—	n/a	—	n/a	—	—

Employment Agreements

We have entered into employment agreements with each of executive officers, Jordan B. Balencic, D.O. and John P. Gorst. Pursuant to each of these employment agreement, each of Dr. Balencic and Mr. Gorst was issued 2,000,000 shares of our Series F Preferred Stock as a signing bonus and is to be paid an annual salary of $250,000. The initial term of each such employment agreement is three years, with automatic renewal terms of two years, unless terminated earlier by us or by either of Dr. Balencic or Mr. Gorst.

Outstanding Equity Awards

During the years ended December 31, 2025 and 2024, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as a director of our company.

38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants, convertible notes or other rights held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this Offering Circular, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power After This Offering(3)
Common Stock
Executive Officers and Directors
Jordan P. Balencic, D.O.(4)	214,323,750	*	14,323,750	*	51.00%
John P. Gorst(5)	4,000,000	*	4,000,000	0%	*
Officers and directors, as a group (2 persons)(6)	18,323,750	*	18,323,750	*	51.00%
5% Owners
Tonchin Investments LLC(7)	272,351,535	9.90%	467,156,535	9.90%	*
Pinz Capital Special Opportunities Fund, LP(8)	272,351,535	9.90%	467,156,535	9.90%	*
Christian Vera(9)	100,000,000	7.29%	100,000,000	2.14%	*
Series C Preferred Stock(10)
Jason Holcomb(11)	3,750,000	25.86%	3,750,000	25.86%	*
Tom Ellison(12)	3,750,000	25.86%	3,750,000	25.86%	*
Tom Corker(13)	3,750,000	25.86%	3,750,000	25.86%	*
Brian Althizer(14)	1,250,000	8.62%	1,250,000	8.62%	*
Calvin Shanks(15)	1,000,000	8.62%	1,000,000	8.62%	*
Sam Clark(16)	1,000,000	6.90%	1,000,000	6.90%	*
Series D Preferred Stock(17)
Jordan P. Balencic, D.O.	51	100%	51	100%	51.00%
Series F Preferred Stock(18)
Jordan P. Balencic, D.O.	2,000,000	50.00%	2,000,000	50.00%	51.00%
John P. Gorst	2,000,000	50.00%	2,000,000	50.00%	*

*	Less than 1%
(1)

Based on (a) 2,326,241,595 shares of common stock outstanding, (b) 14,500,000 shares of Series C Preferred Stock issued and outstanding, (c) 51 shares of Series D Preferred Stock issued and outstanding and (d) 4,000,000 shares of Series F Preferred Stock issued and outstanding, respectively, before this offering.

39

(2)	Based on (a) 4,676,241,595 shares of common stock outstanding, assuming the sale of all 2,000,000,000 Company Offered Shares and the issuance of all 350,000,000 Conversion Shares, (b) 14,500,000 shares of Series C Preferred Stock issued and outstanding, (c) 51 shares of Series D Preferred Stock issued and outstanding and (d) 4,000,000 shares of Series F Preferred Stock issued and outstanding, respectively, after this offering.
(3)	Based on 9,543,350,194 eligible votes.
(4)	10,323,750 of these shares have been issued; 4,000,0000 of these shares have not been issued, but underlie current convertible shares of Series F Preferred Stock.
(5)	None of these shares has not been issued, but underlie current convertible shares of Series F Preferred Stock.
(6)	10,323,750 of these shares have been issued; 8,000,0000 of these shares have not been issued, but underlie current convertible shares of Series F Preferred Stock.
(7)	None of the shares have been issued to this shareholder, but underlie current convertible portions of convertible instruments. The manager of this Selling Shareholder is Lucas Schrier; the address of this Selling Shareholder is 1627 Brickell Avenue, #2206, Miami, Florida 33129.
(8)	None of the shares have been issued to this shareholder, but underlie current convertible portions of convertible instruments. The CIO of this Selling Shareholder is Matthew Pinz; the address of this Selling Shareholder is 27 Hospital Road, George Town, KY1-9008, Cayman Islands.
(9)	None of the shares have been issued to this shareholder, but underlie current convertible portions of convertible instruments. The address of this Selling Shareholder is 14 Pederzini Drive, Medfield, Massachusetts 02052.
(10)	Each share of Series C Preferred Stock is convertible into two shares of our common stock and is entitled to two votes on all matters submitted to our shareholders.
(11)	The address of this shareholder is 1808 Gayla Creek Drive, Little Elm, Texas 75068.
(12)	The address of this shareholder is 2403 Kenilworth Drive, Corinth, Texas 76208.
(13)	The address of this shareholder is 6026 E. Wildhorse Lane, Boise, Idaho 83712.
(14)	The address of this shareholder is 1270 NC Highway 43, Vanceboro, North Carolina 28586.
(15)	The address of this shareholder is 2802 Walter Drive, New Bern, North Carolina 28586.
(16)	The address of this shareholder is 1560 Arapaho Drive, Xenia, Ohio 45385.
(17)	The Series D Preferred Stock, as a class, is entitled to 51% voting power on all matters submitted to our shareholders.
(18)	Each share of Series F Preferred Stock is convertible into two shares of our common stock and is entitled to two votes on all matters submitted to our shareholders.

40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

We have entered into employment agreements with each of executive officers, Jordan B. Balencic, D.O. and John P. Gorst. Pursuant to each of these employment agreement, each of Dr. Balencic and Mr. Gorst was issued 2,000,000 shares of our Series F Preferred Stock as a signing bonus and is to be paid an annual salary of $250,000. The initial term of each such employment agreement is three years, with automatic renewal terms of two years, unless terminated earlier by us or by either of Dr. Balencic or Mr. Gorst.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares, the Company Offered Shares and the Selling Shareholder Offered Shares, offered by this Offering Circular will be passed upon by Newlan Law Group, PLLC.

Newlan Law Group, PLLC is the holder of a convertible note in the principal amount of $15,000. We issued such convertible note to Newlan Law Group, PLLC, pursuant to a legal services agreement with Newlan Law Firm, PLLC, the predecessor firm to Newlan Law Group, PLLC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

41

INDEX TO FINANCIAL STATEMENTS

Unlockd, Inc.

(formerly BitFrontier Capital Holdings, Inc.)

Verdagenix LLC

Unaudited Pro Forma Financial Statements

Unaudited Pro Forma Balance Sheet at December 31, 2025	F-23
Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2025	F-24
Notes to Unaudited Pro Forma Financial Statements	F-25

42

UNLOCKD, INC.

(formerly BitFrontier Capital Holdings, Inc.)

Consolidated Balance Sheet

	March 31, 2026 (Unaudited)	December 31, 2025
ASSETS
Current assets:
Cash	$–	$7,519
Accounts receivable	–	–
Prepaid and other current assets	–	–
Total current assets	–	7,519
Non-current assets:
Equipment	421,212	421,212
Trademarks and formulas	280,000	280,000
Other long-term assets	–	–
Total non-current assets	701,212	701,212
Total assets	$701,212	$708,731
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$–	$7,500
Total current liabilities	–	7,500
Long-term liabilities:
Other liabilities	8,020	–
Total liabilities	8,020	7,500
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock	1,450	1,450
Common stock	127,241	127,241
Common stock issuable	2,380,000	2,380,000
Additional paid-in capital	3,722,637	3,722,637
Accumulated deficit	(5,538,136)	(5,530,097)
Total stockholders’ equity	693,192	701,231
Total liabilities and stockholders’ equity	$701,212	$708,731

The accompanying notes are an integral part of these consolidated financial statements.

F-1

UNLOCKD, INC.

(formerly BitFrontier Capital Holdings, Inc.)

Consolidated Statement of Operations

Three Months Ended March 31, 2026 (Unaudited)

Three Months Ended March 31, 2026
Revenues:
Beverage sales	$–
Cryptocurrency	–
IT services	–
Other	–
Total revenues	–
Total cost of sales	–
Gross profit	–
Operating expenses:
Salaries	–
General and administrative	8,039
Marketing	–
Total operating expenses	8,039
Loss from operations	(8,039)
Interest expense	–
Net loss	$(8,039)
Net loss per share — basic and diluted	$(0.00)
Weighted-average shares outstanding — basic and diluted	[•]

The accompanying notes are an integral part of these consolidated financial statements.

F-2

UNLOCKD, INC.

(formerly BitFrontier Capital Holdings, Inc.)

Consolidated Statement of Stockholders’ Equity (Deficit)

Period from December 31, 2023 through March 31, 2026 (Unaudited)

	Preferred Shares	Preferred Amount	Common Shares	Common Amount	Shares Issuable	Issuable Amount	Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
Balance, December 31, 2023	44,750,051	$4,475	457,830,708	$45,900	–	$–	$3,553,606	$(5,198,650)	$(1,307,285)
Prior-period adjustment	–	–	–	–	–	–	(11,578)	–	(11,578)
Preferred stock issued	–	–	–	–	–	–	–	102,256	102,256
Common stock issued	–	–	93,787,332	9,379	–	–	149,231	–	158,610
Distributions / contributions	–	–	–	–	–	–	–	(183,003)	(183,003)
Net loss, 2024	–	–	–	–	–	–	–	–	(48,239)
Balance, December 31, 2024	44,750,051	4,475	551,618,040	55,279	–	–	3,702,837	(5,259,360)	(1,289,239)
Prior-period adjustment	–	–	–	–	–	–	–	(114,002)	(114,002)
Preferred stock cancelled	(30,250,000)	(3,025)	–	–	–	–	–	–	(3,025)
Common stock issued	–	–	719,623,555	71,962	–	–	19,800	–	91,762
Common stock issuable	–	–	–	–	2,380,000	–	–	–	2,220,709
Net loss, 2025	–	–	–	–	–	–	–	–	(108,496)
Balance, December 31, 2025	14,500,051	1,450	1,271,241,595	127,241	–	2,380,000	3,722,637	(5,421,601)	701,231
Net loss, three months ended March 31, 2026	–	$–	–	$–	–	$–	$–	$(8,039)	$(8,039)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

UNLOCKD, INC.

(formerly BitFrontier Capital Holdings, Inc.)

Consolidated Statement of Cash Flows

Three Months Ended March 31, 2026 (Unaudited)

Three Months Ended March 31, 2026
Cash flows from operating activities:
Net loss	$(8,039)
Changes in accounts receivable and accounts payable	–
Changes in other assets and liabilities	–
Net cash used in operating activities	(8,039)
Cash flows from investing activities:
Net cash used in investing activities	–
Cash flows from financing activities:
Other financing	520
Net cash provided by financing activities	520
Net change in cash	(7,519)
Cash, beginning of period	7,519
Cash, end of period	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-4

UNLOCKD, INC.

(formerly BitFrontier Capital Holdings, Inc.)

Notes to the Consolidated Financial Statements

As of and for the Three Months Ended March 31, 2026 (Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS HISTORY

BitFrontier Capital Holdings, Inc. (the “Company”) was originally incorporated in the State of Nevada on June 3, 2005 as AOM Minerals, Ltd. and later redomiciled to Wyoming in August 2010. Over the Company’s operating history, it has undergone multiple restructurings and name changes reflecting shifts in business focus, including Purio Inc. (water-clarification technology, 2007–2017) and BitFrontier Capital Holdings, Inc. (cryptocurrency-mining infrastructure and related activities, 2017–2024).

On July 21, 2025, control of the Company transferred to Jordan P. Balencic, D.O., pursuant to a duly executed Change of Control Agreement under which all outstanding Series C and Series F Preferred Stock held by former Chief Executive Officer Andrew Gilton II were converted into Common Stock. Immediately thereafter, Dr. Balencic assumed the roles of Chairman and Chief Executive Officer and initiated a strategic turnaround and re-branding of the Company as UNLOCKD Inc., a public operating platform focused on wellness-oriented consumer products, commercialization infrastructure, cognitive-health formulations, and performance-focused consumer brands.

Management’s objective is to reposition the former cryptocurrency-mining issuer into a diversified operating platform focused on scalable commercialization opportunities, direct-to-consumer infrastructure, vertically integrated wellness products, and strategic intellectual-property assets. The Wyoming Secretary of State accepted the corporate name change to UNLOCKD Inc. on September 29, 2025.

The Company’s legacy subsidiaries, ASICs Miners US LLC and Liquid Immersion LLC, which historically operated in cryptocurrency-server sales and hosting, are undergoing wind-down and administrative-streamlining procedures. Related mining servers, cooling systems, and other equipment remain recorded on the balance sheet and are being evaluated for potential disposition, lease, repurposing, or other strategic uses.

UNLOCKD is developing an operating platform focused on scalable wellness-oriented consumer products, commercialization infrastructure, direct-to-consumer operations, strategic formulations, and performance-focused consumer brands.

On December 31, 2025, the Company completed the acquisition of ERApeutics, LLC (d/b/a EVERMIND Beverage), establishing an intellectual-property and formulation platform within the UNLOCKD ecosystem. Management continues evaluating commercialization opportunities involving EVERMIND™, including beverage enhancements, ingredient integrations, cognitive-performance formulations, and related wellness-oriented product applications.

During the quarter ended March 31, 2026, management increasingly focused on acquisition opportunities involving scalable direct-to-consumer infrastructure, vertically integrated wellness products, e-commerce capabilities, and retail-transformation initiatives. On April 22, 2026, the Company executed a binding Letter of Intent to acquire VerdaGenix, LLC, the operator of the Ancient Extracts USA platform. Management believes the proposed acquisition may significantly expand the Company’s commercialization capabilities, operational infrastructure, direct-to-consumer reach, and future retail-distribution opportunities.

These initiatives collectively reflect the Company’s strategic transition from historical data-processing operations toward wellness-oriented consumer products and commercialization activities classified under SIC 2086.

F-5

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

The accompanying consolidated financial statements have been prepared on the accrual basis in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany balances and transactions have been eliminated in consolidation. The interim financial statements include all normal recurring adjustments considered necessary for a fair presentation of the Company’s financial position and results of operations for the periods presented.

Management has evaluated the Company’s ability to continue as a going concern in accordance with ASC 205-40, Presentation of Financial Statements – Going Concern. As of March 31, 2026, the Company had limited cash resources, minimal operating revenues, and recurring operating losses.

Management’s strategic plan includes continued capitalization improvements, disciplined equity financing initiatives, acquisition and integration of commercialization-oriented operating assets, expansion of direct-to-consumer infrastructure, and development of scalable wellness-oriented consumer-product operations. During the quarter ended March 31, 2026, management also continued advancing acquisition and commercialization initiatives involving the EVERMIND™ platform and the proposed VerdaGenix, LLC / Ancient Extracts USA transaction.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company’s continuation as a going concern is dependent upon management’s ability to successfully execute its operating strategy, improve liquidity, generate future revenues, and obtain additional financing as necessary. These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern within one year after the date these financial statements are issued. No adjustments have been made to the accompanying financial statements relating to the recoverability or classification of recorded asset amounts or liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 – CONVERTIBLE NOTES PAYABLE

On July 24, 2025, the Company and Jeffrey Mutual executed an Amended and Restated Convertible Note Agreement consolidating all prior variable-rate convertible notes issued between February 19, 2021 and December 13, 2022. Principal terms of the amended agreement include:

•	Fixed conversion price of $0.01 per share of Common Stock.
•	Aggregate contractual cap of 200,000,000 shares issuable under the amended agreement, as reflected in the Company’s transfer-agent reserve schedule.
•	9.9 percent beneficial-ownership limitation applicable at any given time.
•	Conversion rights exercisable through written instruction to the Company’s transfer agent.
•	Rule 144 holding periods associated with the original note issuances were contractually preserved.
•	Mutual releases relating to the prior debt instruments and associated historical claims.

The amended agreement eliminated the prior variable-rate conversion provisions associated with the Company’s historical convertible instruments and replaced them with fixed-price conversion mechanics subject to contractual limitations.

During the fiscal year ended December 31, 2025, approximately 210,000,000 shares of Common Stock were issued pursuant to conversions under the historical instruments prior to execution of the amended agreement. No conversions occurred during the quarter ended March 31, 2026.

Management believes the amended structure materially improved the transparency and predictability of the Company’s historical financing obligations and capitalization profile relative to the prior variable-rate financing arrangements.

F-6

NOTE 4 – LEGACY CRYPTOCURRENCY OPERATIONS AND SUBSIDIARIES

Certain historical subsidiaries associated with the Company’s prior cryptocurrency-mining and related infrastructure operations, including Liquid Immersion LLC and ASICs Miners US LLC, are undergoing wind-down, administrative-streamlining, or dissolution procedures.

As part of management’s strategic transition toward wellness-oriented consumer products, commercialization infrastructure, and direct-to-consumer operations, the Company has reduced emphasis on its legacy cryptocurrency activities. However, certain mining servers, cooling systems, and related equipment continue to remain recorded on the balance sheet as legacy assets pending management’s evaluation of potential disposition, lease, repurposing, or other strategic alternatives.

Management continues evaluating opportunities to maximize value associated with these retained legacy assets while advancing the Company’s transition toward wellness-oriented operating activities and commercialization initiatives.

NOTE 5 – EQUITY TRANSACTIONS AND CAPITAL STRUCTURE

During the quarter ended March 31, 2026, the Company continued implementing capitalization, governance, commercialization, and acquisition-related initiatives associated with its strategic transition toward wellness-oriented consumer products, direct-to-consumer infrastructure, vertically integrated formulations, and operating-platform development under the UNLOCKD Inc. brand.

The Company’s capitalization structure during the quarter reflected restructuring and governance actions initiated following the July 21, 2025 Change of Control transaction pursuant to which Jordan P. Balencic, D.O. assumed control of the Company through ownership of the Company’s Series D Preferred Stock.

Preferred Share Cancellations and Capitalization Cleanup

On September 9, 2025, the Company accepted the voluntary surrender and cancellation of 4,000,000 shares of Series C Preferred Stock previously issued to Bryan Wilkinson. The shares were returned to authorized-but-unissued status without consideration.

During 2025 and continuing into 2026, management conducted a review and reconciliation of the Company’s capitalization records in coordination with the transfer agent and identified approximately 235,000,000 unsupported or non-beneficially owned Common shares, which were invalidated or removed from the capitalization records. Management believes these corrective actions materially improved transparency and integrity within the Company’s capitalization structure.

Change-of-Control Related Conversions

Pursuant to the July 21, 2025 Change of Control Agreement, Andrew Gilton II converted shares of Series C Preferred Stock and Series F Preferred Stock into restricted Common Stock in accordance with the governing conversion provisions applicable to such securities. These transactions extinguished the remaining Series F designation and aligned the Company’s capitalization structure with post-transaction management control.

Bridge Financing and Capital Formation Activities

On September 5, 2025, the Board of Directors authorized a fixed-price Common Stock financing of up to $150,000 at $0.0008 per share pursuant to Section 4(a)(2) and Rule 506(b) of the Securities Act of 1933. On November 5, 2025, the Board approved an increase in the maximum aggregate offering amount from $150,000 to $175,000, with all other material terms remaining unchanged.

F-7

As of December 31, 2025, aggregate accepted subscriptions totaled approximately $13,259, including subscriptions from Jordan P. Balencic, D.O. and William Cheek. During the quarter ended March 31, 2026, management continued evaluating additional capitalization initiatives, acquisition-related financing opportunities, and commercialization funding alternatives associated with the Company’s broader operating-platform strategy.

During the quarter, certain previously anticipated financing activities associated with the Company’s October 2025 global-brand partnership initiative did not proceed as management evaluated licensing and contractual matters associated with the proposed transaction structure and related counterparties.

Completed EVERMIND Acquisition

On December 31, 2025, the Company completed the acquisition of ERApeutics, LLC (d/b/a EVERMIND Beverage) pursuant to an Asset Purchase Agreement structured as an equity transaction. The acquisition established an intellectual-property and formulation platform within the UNLOCKD ecosystem focused on cognitive wellness, beverage formulations, ingredient integrations, and related commercialization opportunities.

Strategic Acquisition Initiatives

During the quarter ended March 31, 2026, management increasingly focused on acquisition opportunities involving scalable direct-to-consumer infrastructure, vertically integrated wellness products, commercialization capabilities, and retail-transformation initiatives.

On April 22, 2026, the Company executed a binding Letter of Intent to acquire VerdaGenix, LLC, the operator of the Ancient Extracts USA platform. Management believes the proposed acquisition may provide scalable operational infrastructure including e-commerce systems, digital marketing capabilities, supplier relationships, vertically integrated wellness products, and repeat-customer revenue channels capable of supporting broader long-term commercialization initiatives involving EVERMIND™ and additional wellness-oriented consumer brands.

Corporate Rebranding

On September 29, 2025, the Wyoming Secretary of State accepted the Company’s corporate name change to UNLOCKD Inc., reflecting management’s strategic repositioning of the Company toward wellness-oriented consumer products, commercialization infrastructure, direct-to-consumer operations, and performance-focused consumer brands.

NOTE 6 – SUBSEQUENT EVENTS

Management evaluated subsequent events through the date of filing of these financial statements and identified the following material events occurring after March 31, 2026:

Binding Letter of Intent – VerdaGenix, LLC / Ancient Extracts USA

On April 22, 2026, the Company executed a binding Letter of Intent to acquire VerdaGenix, LLC, the operator of the Ancient Extracts USA platform. Ancient Extracts USA is a direct-to-consumer wellness platform operating across categories including mushroom coffee, ceremonial-grade matcha, adaptogens, botanical wellness products, and related performance-oriented consumer products.

Management believes the proposed acquisition may provide scalable commercialization infrastructure including e-commerce systems, digital marketing capabilities, supplier relationships, vertically integrated wellness products, repeat-customer revenue channels, and operational capabilities capable of supporting broader long-term platform expansion initiatives involving EVERMIND™ and additional wellness-oriented consumer brands.

F-8

The proposed transaction remains subject to completion of due diligence, negotiation and execution of definitive agreements, financing considerations, and customary closing conditions. No assurance can be provided that the proposed acquisition will close on the currently contemplated terms, or at all.

Executive Management Transition

Effective May 15, 2026, the Company appointed John P. Gorst as Chief Executive Officer and a member of the Board of Directors. Jordan P. Balencic, D.O. transitioned from Chief Executive Officer to Chairman and Chief Science Officer.

Mr. Gorst is an experienced public-company executive with leadership experience involving consumer brands, capital markets, operational scaling initiatives, direct-to-consumer operations, and corporate strategy. Management believes the appointment supports the Company’s continued transition toward commercialization-focused operating activities and broader platform expansion initiatives.

Capital Formation Activities

Following the reporting period, the Company continued pursuing strategic capital-formation initiatives associated with its broader commercialization and acquisition strategy.

In connection with the proposed VerdaGenix / Ancient Extracts USA transaction, management initiated efforts to secure an initial $100,000 financing tranche intended to support transaction execution, commercialization planning, operating infrastructure, and broader platform-development initiatives. Management continues evaluating additional financing opportunities, strategic relationships, and acquisition-related capital initiatives in connection with the Company’s long-term operating strategy.

Commercialization Initiatives

Following the reporting period, management continued evaluating strategic commercialization opportunities involving the EVERMIND™ intellectual-property and formulation platform, including potential applications involving beverage enhancements, ingredient integrations, cognitive-performance formulations, functional creamers, and related wellness-oriented consumer-product initiatives.

F-9

UNLOCKD, INC.

(formerly BitFrontier Capital Holdings, Inc.)

Consolidated Balance Sheet

(Rounded to the nearest U.S. dollar)

	December 31, 2025	December 31, 2024 (A)
ASSETS
Current assets:
Cash	$7,519	$1,105
Accounts receivable	–	24,473
Prepaid and other current assets	–	–
Total current assets	7,519	25,578
Non-current assets:
Equipment	421,212	421,212
Trademarks and formulas	280,000	–
Other long-term assets	–	120,135
Total non-current assets	701,212	541,347
Total assets	$708,731	$566,925
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,500	$–
Notes payable	–	2,088,995
Other current liabilities	–	29,458
Total current liabilities	7,500	2,118,453
Long-term liabilities:
Other liabilities	–	180,607
Total liabilities	7,500	2,415,239
Commitments and contingencies (Note 6)
Stockholders’ equity (deficit):
Preferred stock	1,450	2,475
Common stock	127,241	4,826
Common stock issuable	2,380,000	–
Additional paid-in capital	3,722,637	3,702,837
Accumulated deficit	(5,530,097)	(5,307,599)
Total stockholders’ equity (deficit)	701,231	(1,732,225)
Total liabilities and stockholders’ equity (deficit)	$708,731	$566,925

The accompanying notes are an integral part of these consolidated financial statements.

F-10

UNLOCKD, INC.

(formerly BitFrontier Capital Holdings, Inc.)

Consolidated Statements of Operations

Years Ended December 31, 2025 and 2024

	Year Ended December 31, 2025	Year Ended December 31, 2024
Revenues:
Server sales	$–	$1,209,561
Cryptocurrency	–	255,208
IT services	–	–
Other	–	153,234
Total revenues	–	1,618,003
Cost of sales:
Cost of server sales	–	1,225,650
Other cost of sales	–	9,225
Total cost of sales	–	1,234,875
Gross profit	–	383,128
Operating expenses:
General and administrative	13,290	265,614
Total operating expenses	13,290	265,614
Income (loss) from operations	(13,290)	117,514
Interest expense	(95,206)	(165,753)
Net loss	$(108,496)	$(48,240)
Net loss per share — basic and diluted	$(0.00)	$(0.00)
Weighted-average shares outstanding — basic and diluted	[•]	[•]

The accompanying notes are an integral part of these consolidated financial statements.

F-11

UNLOCKD, INC.

(formerly BitFrontier Capital Holdings, Inc.)

Consolidated Statement of Stockholders’ Equity (Deficit)

Period from December 31, 2023 through December 31, 2025

	Preferred Shares	Preferred Amount	Common Shares	Common Amount	Shares Issuable	Issuable Amount	Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
Balance, December 31, 2023	44,750,051	$4,475	457,830,708	$45,900	–	$–	$3,553,606	$(5,198,650)	$(1,307,285)
Prior-period adjustment	–	–	–	–	–	–	(11,578)	–	(11,578)
Preferred stock issued	–	–	–	–	–	–	–	102,256	102,256
Common stock issued	–	–	93,787,332	9,379	–	–	149,231	–	158,610
Distributions / contributions	–	–	–	–	–	–	–	(183,003)	(183,003)
Net loss, 2024	–	–	–	–	–	–	–	–	(48,239)
Balance, December 31, 2024	44,750,051	4,475	551,618,040	55,279	–	–	3,702,837	(5,259,360)	(1,289,239)
Net loss, 2024 (as restated in source)	–	–	–	–	–	–	–	(47,837)	(47,837)
Prior-period adjustment	–	–	–	–	–	–	–	(114,404)	(114,404)
Preferred stock cancelled	(30,250,000)	(3,025)	–	–	–	–	–	–	(3,025)
Common stock issued	–	–	719,623,555	71,962	–	–	19,800	–	91,762
Common stock issuable	–	–	–	–	2,380,000	–	–	–	2,220,709
Net loss, 2025	–	–	–	–	–	–	–	–	(108,496)
Balance, December 31, 2025	14,500,051	$1,450	1,271,241,595	$127,241	–	$2,380,000	$3,722,637	$(5,421,601)	$701,231

The accompanying notes are an integral part of these consolidated financial statements.

F-12

UNLOCKD, INC.

(formerly BitFrontier Capital Holdings, Inc.)

Consolidated Statements of Cash Flows

Years Ended December 31, 2025 and 2024

	Year Ended December 31, 2025	Year Ended December 31, 2024
Cash flows from operating activities:
Net loss	$(108,496)	$(48,240)
Changes in accounts receivable and accounts payable	–	6,017
Changes in other assets and liabilities	6,395	(72,019)
Net cash used in operating activities	(102,101)	(66,002)
Cash flows from investing activities:
Other investments	–	(7,556)
Net cash used in investing activities	–	(7,556)
Cash flows from financing activities:
Notes payable	–	204,496
Accrued interest payable	95,206	–
Other financing	13,309	–
Equity contributions (withdrawals)	–	(136,767)
Net cash provided by financing activities	108,515	67,729
Net change in cash	6,414	(5,829)
Cash, beginning of period	1,105	6,934
Cash, end of period	$7,519	$1,105

The accompanying notes are an integral part of these consolidated financial statements.

F-13

UNLOCKD, INC.

(formerly BitFrontier Capital Holdings, Inc.)

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2025

NOTE 1 – ORGANIZATION AND BUSINESS HISTORY

BitFrontier Capital Holdings, Inc. (the “Company”) was originally incorporated in the State of Nevada on June 3, 2005 as AOM Minerals, Ltd. and later redomiciled to Wyoming in August 2010. The Company has undergone several restructurings and name changes reflecting shifts in business focus, including Purio Inc. (water-clarification technology, 2007–2017) and BitFrontier Capital Holdings, Inc. (cryptocurrency-mining infrastructure, 2017–2024).

On July 21, 2025, control of the Company transferred to Jordan P. Balencic, D.O. pursuant to a Change of Control Agreement. Immediately thereafter, Dr. Balencic assumed the roles of Chairman and Chief Executive Officer and initiated a comprehensive turnaround and repositioning of the Company as UNLOCKD Inc., a platform focused on human optimization, functional consumer products, health technologies, and performance-related assets. The Wyoming Secretary of State accepted the corporate name change to UNLOCKD Inc. on September 29, 2025.

The Company’s legacy subsidiaries, ASICs Miners US LLC and Liquid Immersion LLC, are being administratively dissolved. Related mining equipment remains recorded on the balance sheet and is being evaluated for potential disposition or repurposing.

The Company operates through three divisions:

UNLOCKD Labs – consumer products

UNLOCKD Technologies – performance and digital health tools

UNLOCKD Ventures – strategic investments and incubation

On December 31, 2025, the Company completed the acquisition of substantially all assets of ERApeutics, LLC (d/b/a EVERMIND™), representing its first operating consumer brand platform.

Management believes the Company has continuing operations and is not a shell company as defined under Rule 12b-2 of the Securities Exchange Act of 1934.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany balances and transactions have been eliminated in consolidation.

As of December 31, 2025, the Company had limited cash resources and has incurred recurring operating losses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Management has implemented, and continues to implement, a plan intended to improve the Company’s liquidity and financial condition. Such plan includes, among other things, the elimination of legacy liabilities, the implementation of fixed-price equity financing, and the acquisition and development of operating assets. However, there can be no assurance that these measures will be successful.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-14

NOTE 3 – CONVERTIBLE NOTES PAYABLE

On July 24, 2025, the Company and Jeffrey Mutual executed an Amended and Restated Convertible Note Agreement consolidating prior convertible instruments issued between February 19, 2021 and December 13, 2022.

Key terms of the amended agreement include:

•	Fixed conversion price of $0.01 per share of Common Stock
•	Maximum of 200,000,000 shares issuable
•	9.9% beneficial ownership limitation
•	Conversion at the holder’s election
•	Elimination of variable-rate conversion features
•	Mutual release of prior claims

As a result of the amendment, all variable-rate conversion features associated with the prior instruments were eliminated.

The remaining instrument is convertible at a fixed price and subject to a capped number of shares. Management evaluated the accounting treatment of the amended instrument in accordance with applicable U.S. GAAP and determined that the features requiring derivative liability treatment were no longer present.

Approximately 210,000,000 shares were issued under legacy agreements prior to June 30, 2025. No conversions occurred during the quarter ended December 31, 2025.

NOTE 4 – DISSOLUTION OF CRYPTO RELATED SUBSIDIARIES

During 2025, the Company initiated the administrative dissolution of its legacy cryptocurrency-related subsidiaries, ASICs Miners US LLC and Liquid Immersion LLC, as part of its strategic transition away from mining-related operations.

The activities of these subsidiaries were not material to the Company’s financial statements for the year ended December 31, 2025. Their operations have been discontinued and are no longer part of the Company’s primary business focus.

NOTE 5 – EQUITY TRANSACTIONS AND CAPITAL STRUCTURE

During the year ended December 31, 2025, the Company executed a series of equity transactions to simplify its capital structure and address legacy obligations.

Preferred Share Cancellation

On September 9, 2025, the Company accepted the voluntary surrender and cancellation of 4,000,000 shares of Series C Preferred Stock. The shares were returned to authorized but unissued status.

Change of Control Conversion

On September 30, 2025, preferred shares held by prior management were converted into restricted common stock pursuant to the July 21, 2025 Change of Control Agreement. These conversions eliminated legacy preferred stock designations.

F-15

Bridge Financing

On September 5, 2025, the Company authorized a fixed-price equity financing of up to $150,000 at $0.0008 per share. Limited subscriptions were received during the period.

Capital Structure Review

During 2025, the Company identified and corrected certain historical discrepancies in its capitalization records. Approximately 235,000,000 shares were removed following reconciliation with the transfer agent.

Corporate Name Change

On September 29, 2025, the Company completed a corporate name change to UNLOCKD Inc. with the Wyoming Secretary of State.

NOTE 6 – EVERMIND ASSET PURCHASE

On December 31, 2025, the Company acquired substantially all assets of ERApeutics, LLC (d/b/a EVERMIND™), including intellectual property, formulations, brand assets, and related goodwill.

The transaction was structured as an asset purchase. The Company did not assume any liabilities of ERApeutics, LLC.

Consideration consisted solely of the issuance of 400,000,000 shares of restricted common stock. The parties established a contractual benchmark value of $0.01 per share for purposes of structuring the transaction.

For financial reporting purposes, the Company expects to record the transaction based on the fair market value of its common stock at the time of closing, which was approximately $0.0007 per share as of December 31, 2025.

The shares issued are restricted securities and subject to applicable resale limitations.

Distribution of shares to underlying ERApeutics stakeholders is subject to investor election and administrative processing. As of December 31, 2025, a substantial portion of such shares had not yet been distributed to individual holders.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were issued.

The following material events occurred subsequent to December 31, 2025:

In February 2026, the Company executed a subscription agreement for an equity financing in the aggregate amount of $160,000. As of the date of this filing, no funds have been received under the subscription agreement. Funding remains subject to the satisfaction of certain conditions, including the execution of a binding strategic transaction. The Company remains in active communication with the investor and may receive partial funding in advance of full closing. Management retains the ability to reopen or expand the financing on similar terms.

F-16

The Company continues to pursue a previously disclosed strategic partnership with a globally recognized fashion and media brand related to the development and commercialization of a “beauty-from-within” functional beverage product. The originally contemplated transaction structure involved a sublicense arrangement through an existing license holder. During the course of diligence, the Company determined that the license holder was not in compliance with certain obligations under its licensing arrangements with the brand owner, and as a result, the originally contemplated structure has not been completed.

The Company has subsequently engaged in direct discussions with the brand owner regarding a potential alternative structure for the commercialization of the product. These discussions are ongoing and are focused on aligning the Company’s operating capabilities with the brand owner’s global platform and intellectual property. Management is actively engaged in advancing this opportunity and views it as a strategically significant initiative for the Company’s consumer product platform. While discussions remain ongoing, no definitive agreement has been executed, and there can be no assurance that a transaction will be completed or that any particular structure will be agreed upon.

The Company is also engaged in ongoing discussions with a revenue-producing, third-party financial technology and marketing platform regarding a potential strategic transaction involving the integration of such platform within the Company’s public market structure. These discussions are preliminary and exploratory in nature. No binding agreement has been executed, and any potential transaction would be subject to further negotiation, due diligence, and customary approvals.

Following the closing of the EVERMIND asset acquisition, the Company has commenced integration and development activities related to the acquired assets.

Except as disclosed above, management is not aware of any other material subsequent events that would require recognition or disclosure in the financial statements.

F-17

VERDAGENIX LLC

Balance Sheet

As of December 31, 2025

(Unaudited)

Total

ASSETS
Current assets:
Cash and cash equivalents	$1,286.33
Marketplace clearing receivable – Shopify	1,871.40
Inventory	3,468.08
Total current assets	6,625.81

Property and equipment:
Facility shelves, tables and equipment	1,055.59
Total property and equipment	1,055.59

Total assets	$7,681.40

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Sales tax payable	$3.65
Total current liabilities	3.65

Long-term liabilities:
Investor loan – Martin T. Schrier (Citibank)	75,000.00
Investor loan – Pinz Capital Special Opportunities (Chase Bank)	42,505.00
Total long-term liabilities	117,505.00

Total liabilities	117,508.65

Members’ equity (deficit):
Accumulated deficit	(109,827.25)
Total members’ deficit	(109,827.25)

Total liabilities and members’ deficit	$7,681.40

See accompanying notes to financial statements.

F-18

VERDAGENIX LLC

Statement of Operations

For the Period from May 1, 2025 (Inception) to December 31, 2025

(Unaudited)

Total

Revenues:
Shopify gross sales	$5,530.37
TikTok gross product sales	28.04
Total gross sales	5,558.41
Shipping income	89.91
Discounts	(1,425.78)
Refunds	(47.72)
Net revenues	4,174.82

Cost of goods sold:
Purchases	4,297.10
Contract labor	3,162.09
Packaging supplies	1,765.03
Other cost of goods sold	191.74
Channel selling fees (Shopify)	97.10
Total cost of goods sold	9,513.06

Gross profit (loss)	(5,338.24)

Operating expenses:
Management and consulting fees	73,165.59
IT, web development and workflow subscriptions	8,439.56
Advertising and marketing	6,824.16
Software subscriptions	6,273.77
Telephone	2,252.96
Professional services	2,100.00
Meals	1,765.86
Shopify purchases	818.40
Bank and credit card fees	785.55
Travel	606.02
Shipping and postage	570.01
Auto, gas and maintenance	312.28
Business licenses	300.00
Supplies	130.78
Shopify subscription	109.00
Insurance	45.19
Product samples	40.38
Total operating expenses	104,539.51

Net operating loss	(109,877.75)

Other income:
Interest income	50.50

Net loss	$(109,827.25)

See accompanying notes to financial statements.

F-19

VERDAGENIX LLC

Statement of Members’ Equity (Deficit)

For the Period from May 1, 2025 (Inception) to December 31, 2025

(Unaudited)

Members’ Equity (Deficit)

Balance at May 1, 2025 (inception)	$–
Member contributions	–
Net loss for the period	(109,827.25)
Member distributions	–
Balance at December 31, 2025	$(109,827.25)

See accompanying notes to financial statements.

F-20

VERDAGENIX LLC

Statement of Cash Flows

For the Period from May 1, 2025 (Inception) to December 31, 2025

(Unaudited)

Total

Cash flows from operating activities:
Net loss	$(109,827.25)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in inventory	(3,468.08)
Increase in marketplace clearing receivable	(1,871.40)
Increase in sales tax payable	3.65
Net cash used in operating activities	(115,163.08)

Cash flows from investing activities:
Purchases of facility shelves, tables and equipment	(1,055.59)
Net cash used in investing activities	(1,055.59)

Cash flows from financing activities:
Proceeds from investor loans	117,505.00
Net cash provided by financing activities	117,505.00

Net increase in cash and cash equivalents	1,286.33
Cash and cash equivalents, beginning of period	–
Cash and cash equivalents, end of period	$1,286.33

Supplemental disclosures of cash flow information:
Cash paid for interest	$–
Cash paid for income taxes	$–

See accompanying notes to financial statements.

F-21

VERDAGENIX LLC

Notes to Financial Statements

For the Period from May 1, 2025 (Inception) to December 31, 2025

(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Verdagenix LLC (the “Company”) is a limited liability company that commenced operations on May 1, 2025. The Company sells consumer products through online marketplaces, principally Shopify, with additional sales through TikTok, and maintains operations in the United States and the United Kingdom. The accompanying financial statements cover the period from May 1, 2025 (inception) through December 31, 2025, the Company’s first reporting period.

These financial statements have been prepared on the cash basis of accounting, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States (“U.S. GAAP”). Under the cash basis, revenues are recognized when cash is received and expenses are recognized when cash is paid. Accordingly, certain assets, liabilities, revenues and expenses that would be recognized under the accrual basis of accounting are not reflected in these statements. The financial statements are unaudited and were compiled from the books and records of the Company; no assurance is provided on them.

NOTE 2 – PRESENTATION AND RECLASSIFICATIONS

For presentation purposes, amounts have been organized into standard financial-statement format. Facility shelves, tables and equipment, which appear within other current assets in the Company’s bookkeeping records, are presented herein as property and equipment. Amounts held by the Company’s marketplace processor and not yet remitted to the Company’s bank accounts (“marketplace clearing”) are presented as a receivable. Cash and cash equivalents consist of the Company’s bank accounts, including a bank transfer clearing account of $1,500.00, and net to $1,286.33 at December 31, 2025. These reclassifications do not change total assets, total liabilities, members’ deficit or net loss.

NOTE 3 – INVESTOR LOANS

Long-term liabilities consist of loans from two investor-lenders: Martin T. Schrier (Citibank) in the amount of $75,000.00 and Pinz Capital Special Opportunities (Chase Bank) in the amount of $42,505.00, totaling $117,505.00 at December 31, 2025. These amounts are recorded as liabilities and are not classified as members’ capital. The Company’s operations during the period were funded principally through these investor loans.

NOTE 4 – MEMBERS’ DEFICIT AND GOING CONCERN

The Company incurred a net loss of $109,827.25 during the period and had a members’ deficit of $109,827.25 and total cash and cash equivalents of $1,286.33 at December 31, 2025. These conditions indicate that the Company’s ability to continue as a going concern may be dependent upon its ability to generate profitable operations and to obtain additional debt or equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5 – INCOME TAXES

The Company is a limited liability company and, unless it has elected to be treated otherwise, is generally treated as a pass-through entity for U.S. federal income tax purposes. Accordingly, items of income, gain, loss, deduction and credit are reported by the Company’s member(s), and no provision for federal income taxes has been recorded in these financial statements.

F-22

UNLOCKD, INC.

(formerly BitFrontier Capital Holdings, Inc.)

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are based on the historical financial statements of Unlockd, Inc., formerly BitFrontier Capital Holdings, Inc. (“BFCH”) and Verdagenix, LLC (“Verdagenix”) after giving effect to BFCH’s acquisition of Verdagenix (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The effective date of the Acquisition was May 13, 2026.

Unaudited Pro Forma Balance Sheet

The following unaudited pro forma balance sheet has been derived from the balance sheet of BFCH at December 31, 2025 (unaudited), and adjusts such information to give effect to the acquisition of Verdagenix, as if the acquisition had occurred at December 31, 2025. The unaudited pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2025. The unaudited pro forma balance sheet should be read in conjunction with the notes thereto and Verdagenix’s financial statements and related notes thereto contained elsewhere herein.

	BFCH	Jubilee	Pro Forma Adjustments	Pro Forma
Current assets	$11,010	$–	$–	$11,010
Non-current assets	15,163	–	–	15,163
Total assets	$26,174	$–	$–	$26,174
Total liabilities	$614,926	$–	$–	$614,926
Preferred stock	5	–	–	5
Common stock	998,662	–	–	998,662
Additional paid-in capital	(14,500)	–	–	(14,500)
Accumulated deficit	(1,572,921)	–	–	(1,572,921)
Total stockholders’ deficit	(588,753)	–	–	(588,753)
Total liabilities and stockholders’ deficit	$26,174	$–	$–	$26,174

See accompanying notes to unaudited pro forma financial statements.

F-23

Unaudited Pro Forma Statements of Operations

Year Ended December 31, 2025

The following pro forma statement of operations has been derived from the statement of operation of BFCH at December 31, 2025, and adjusts such information to give effect to the acquisition of Verdagenix, as if the acquisition had occurred at January 1, 2025. The pro forma statement of operations is presented for informational purposes only and does not purport to be indicative of the results of operations that would have resulted if the acquisition had been consummated at January 1, 2025. The pro forma statement of operations should be read in conjunction with Verdagenix’s financial statements and related notes thereto contained elsewhere in this filing.

	BFCH	Verdagenix	Pro Forma Adjustments	Pro Forma
Revenues	$312,504	$–	$–	$312,504
Cost of sales	123,518	–	–	123,518
Gross profit	188,986	–	–	188,986
Operating expenses	(274,535)	–	–	(274,535)
Other expense	(120,436)	–	–	(120,436)
Loss before taxes	(205,986)	–	–	(205,986)
Income tax expense	–	–	–	–
Net profit (loss)	$(205,986)	$–	$–	$(205,986)
Net profit (loss) per share
Basic and Diluted	$0.00	$–	$–	$0.00
Weighted average shares outstanding
Basic and Diluted	749,720,286	–	–	749,720,286

See accompanying notes to unaudited pro forma financial statements.

F-24

Notes to Unaudited Pro Forma Financial Statements

Note 1. Basis of Unaudited Pro Forma Presentation

The unaudited pro forma balance sheet as of December 31, 2025, and the unaudited pro forma statement of operations for the year ended December 31, 2025, are based on the historical financial statements of BFCH and Verdagenix after giving effect to BFCH’s acquisition of Verdagenix (the “Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform Verdagenix’s accounting policies to BFCH’s accounting policies.

The unaudited pro forma balance sheet as of December 31, 2025, is presented as if the Acquisition had occurred on December 31, 2025. The unaudited pro forma statement of operations of BFCH and Verdagenix for the year ended December 31, 2025, is presented as if the Acquisition had taken place on January 1, 2025.

The unaudited pro forma financial statements are not intended to represent or be indicative of the results of operations or financial position of BFCH that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of BFCH.

Note 2. Verdagenix Acquisition

Effective May 13, 2026, BFCH consummated the Acquisition with the owners of Verdagenix (the “Acquisition Agreement”), pursuant to which BFCH acquired Verdagenix. BFCH was required to issue 225,000,000 shares of common stock to the owners of Verdagenix.

Acquisition-related expenses, including legal and accounting fees and other external costs directly related to the acquisition, were expensed as incurred.

Note 3. Pro Forma Adjustments

With respect to the unaudited pro form balance sheet, no pro forma adjustments are included.

F-25

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2. Charter and Bylaws
2.1	Articles of Incorporation from inception through 2/14/2017	Filed previously
2.2	Articles of Incorporation from 2/15/2027 through 2/22/2019	Filed previously
2.3	Articles of Incorporation from 2/23/2019 through 6/8/2023	Filed previously
2.4	Articles of Incorporation from 6/9/2023 through 7/6/2026	Filed previously
2.5	Bylaws	Filed previously
4. Subscription Agreement
4.1	Subscription Agreement	Filed previously
6. Material Agreements
6.1	Employment Agreement between the Company and Jordan P. Balencic, D.O.	Filed previously
6.2	Employment Agreement between the Company and John P. Gorst	Filed previously
6.3	Convertible Promissory Note in favor of Tonchin Investments, LLC	Filed previously
6.4	Convertible Promissory Note in favor of Pinz Capital Special Opportunities Fund, LP	Filed previously
6.5	Convertible Promissory Note in favor of Christian Vara	Filed previously
6.6	Asset Purchase Agreement between the Company and ERApeutics, LLC	Filed previously
6.7	Membership Interest Purchase Agreement between the Company and the owners of VerdaGenix, LLC	Filed previously
6.8	Convertible Promissory Note dated 5/4/2026, $15,000 principal amount, in favor of Newlan Law Firm, PLLC, predecessor firm to Newlan Law Group, PLLC	Filed previously
11. Consents
11.1	Consent of Newlan Law Group, PLLC (see Exhibit 12.1)	Filed herewith
12. Opinion re: Legality
12.1	Opinion of Newlan Law Group, PLLC	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, State of Pennsylvania, on August 3, 2026.

BitFrontier Capital Holdings, Inc.

By:	/s/ John P. Gorst	August 3, 2026
John P. Gorst
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ John P. Gorst	August 3, 2026
John P. Gorst
President, Chief Executive Officer [Principal Executive Officer] and Director

By:	/s/ Jordan P. Balencic, D.O.	August 3, 2026
Jordan P. Balencic, D.O.
Chairman, Chief Science Officer, Principal Accounting Officer, Secretary and Director

III-2